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                                                                   EXHIBIT 10.1

                    ELECTRONIC JOURNAL SOFT WARE DEVELOPMENT,
                        HOSTING AND MANAGEMENT AGREEMENT

      This AGREEMENT is made the 20 March day of 1998

      BETWEEN

      1. HealthGate Data Corp., a Delaware corporation ("HealthGate"), having an address at 380 Pleasant Street, Malden, Massachusetts, 02148, USA

      AND

      2. Blackwell Science Limited a company registered in England ("Blackwell"), whose registered office is Osney Mead, Oxford OX2 OEL, England, and Munksgaard A/S, a company registered in Denmark ("Munksgaard"), having an address at 35 Norre Sogade, Copenhagen DK-1016, Denmark (together, Blackwell and Munksgaard shall be referred to as "the Publishers")

      WHEREAS:

      A. Blackwell and Munksgaard, among other business activities, publish journals;

      B. HealthGate, among other business activities, creates, compiles and distributes health and biomedical information through the Internet;

      C. The Publishers desire to retain HealthGate to provide electronic journal management services, including development of an on-line web site for its journals, and other mutually agreed publications.

      D. HealthGate will provide the Services.

      E. HealthGate shall license to the Publishers the Proprietary Software and provide appropriate operational documentation if the Publishers decide to manage their own service from 28 February 2000.

      NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.    Definitions

      In this Agreement, the following words and expressions shall have the following meanings:


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"Acceptance" or "Accepted"      Means acceptance of any part or the whole of the
                                      System by the Publishers when the System has successfully passed the acceptance tests in accordance with Clause 9 below but for the avoidance of doubt does not refer to the continuing Services after the Site goes live

"Agreement"                     means this document and its Schedules and any
                                      documents expressly incorporated herein by reference and shall include any amendments subsequently agreed.

"Content"                       means up to 200 Journals and any other material
                                      related to the Journals which the
                                      Publishers include in printed or
                                      electronic form, or any part thereof

the "Development Timetable"     means the timetable upon which the Development
                                      Work is proposed to take place which is in the implementation plan

the "Development Work"          means the development work required to produce
                                      the System (but excluding the ongoing
                                      services after the Site goes live) based upon the Specification and technical documentation sufficient for the system to be developed and extended including but not limited to any deviations from the original specification agreed to be necessary during the development.

"Escrow Agreement"              means the agreement(s) between the Publishers,
                                      the escrow agent and HealthGate the terms of which are specified in the Fourth Schedule

the "Hardware"                  means the equipment and hardware referred to in
                                      Clause 8, as upgraded from time to time, and including extra hardware as a contingency.

"Journal"                       means a Journal which the Publishers intend to
                                      include on the Site

the "Licence"                   means the Licence granted in Clause 10

the "Proprietary Software"      means HealthGate's own software which has been
                                      or will be developed

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the "Services"                  the services to be performed by HealthGate to be
                                      set out in the Specification, to include but not limited to (i) any ongoing work in the design and development of the Site;
                                      (ii) mounting the Content on HealthGate's
                                      Hardware; (iii) hosting and making the
                                      Content and portions thereof accessible in an online interactive mode for searching, access, review, displaying in a web browser or on computer terminals, downloading, and printing on paper and;
                                      (iv) providing access to Publishers'
                                      subscribers and other third parties to the Site through telecommunications access via the Internet.

the "Site"                      means the world wide web site to be prepared for
                                      the Publishers comprising all pages
                                      including graphics, audio-visual effects, software and all the material in compliance with the Specification and all parts of the System used for the Site

the "Software"                  means the Proprietary Software and the Third
                                      Party Software including any source code and operator manuals relating thereto, to be developed or used and/or licensed by HealthGate in accordance with this Agreement

the "Specification"             means the detailed user scenarios and
                                      implementation plan prepared by HealthGate and approved by the Publishers and annexed in the First Schedule

the "System"                    means the system comprising the hardware,
                                      software, services and peripherals
                                      specified in the Specification and
                                      including the Software all as the same is to be supplied by HealthGate to suit the Publishers' requirements

"System Completion Date"        means 14 December 1998

"Third Party Software"          means all software to be included in the System
                                      owned by a third party, which shall be
                                      licensed for use and/or distribution by
                                      HealthGate as part of the System, and by the Publishers and/or third parties if the Services cease to be provided by HealthGate.

"Use Fees"                      are the fees as set out in clause 19.4

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2.    Appointment of HealthGate

      The Publishers hereby appoint HealthGate and HealthGate hereby accepts such appointment upon the terms and subject to the conditions of this
      Agreement:

      2.1.  to carry out the Development Work within the Development Timetable;

      2.2.  to provide the Services for the period in Clause 3; and

      2.3. to hand over the System as provided in Clauses 10, 18, 33 and the other provisions of this Agreement.

      The Publishers grant HealthGate an exclusive right to carry out the Services, with the exception that the Publishers shall honour current contracts with third parties and Publisher may publish and licence content themselves as long as it does not materially reduce HealthGate's revenue. For the purpose of determining HealthGate's revenue, Use Fees and Article Fees shall not be taken into account.

3.    Duration

      3.1. This Agreement shall commence on 1 January 1998. The initial term of the Services, unless terminated as set out herein, shall continue up to and including 28 February 2000 ("the Initial Term").

      3.2.  Right of Renewal

            The Publishers shall have the right to renew the term of the Services as provided in this Agreement.

4.    Development and Specification

      4.1. HealthGate shall carry out the Development Work in accordance with the Development Timetable and in accordance with the Specification by the System Completion Date.

      4.2. HealthGate hereby assign all present and future copyright in the Blackwell Specification to the Publishers.

      4.3. Publishers grant to HealthGate a perpetual, royalty-free licence to use the Specification.

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5.    Milestones and Deliverables

      5.1. If HealthGate fails to complete the System development by the System Completion Date, unless such failure results from the Publishers' default in performing its obligations under this Agreement or from an extension of time agreed in writing, the Publishers may in their discretion notify HealthGate accordingly, and if such failure is not remedied within 28 calendar days, HealthGate, recognising the loss caused to the Publishers, will on demand from the Publishers pay to the Publishers a sum calculated at the rate of 1% of the value of the contract in respect of every 28 days which elapse from the System Completion Date to the actual date of completion of the System. Such sums of money will be paid by HealthGate to the Publishers not as a penalty but as and for the ascertained and liquidated damages owing and payable by HealthGate to the Publishers by reason of such failure to meet the System Completion Date.

      5.2. If HealthGate fails to complete the System by the end of the tenth week after the System Completion Date then the Publishers (unless such failure demonstrably results from the Publishers' default in the performance of its obligations under this Agreement) will be entitled without prejudice to any other rights or remedies they may have under this Agreement or at law or in equity to terminate this Agreement immediately by written notice.

      5.3. If any delay in meeting the System Completion Date is in any way due to the Publishers' fault, HealthGate will nevertheless, if the Publishers so requests, continue with the work on the Project with a view to completing it as soon as reasonably possible in the circumstances, and the Development Timetable will be adjusted accordingly.

6.    Project Management

      6.1. HealthGate and the Publishers shall each designate the name, address, telephone number, fax number, and e-mail address of a Project Manager and a Deputy Project Manager. The Project Managers shall be responsible for arranging all meetings, visits, and consultations between the parties, and for the transmission and receipt of technical information between the parties. The parties' initial Project Manager and Deputy Project Manager is set forth on the Third Schedule hereto.

      6.2. If HealthGate has reason to believe that any estimate of any time is likely to be exceeded or that it is likely that the Development Timetable will not be complied with, HealthGate will immediately inform the Publishers' Project Manager by written notice.

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7.    Content

      The Publishers, at their cost and expense, shall make available the Content in loadable electronic format to HealthGate as specified in the Specification. HealthGate shall remotely load the Content into a staging area.

8.    Procurement of Hardware

      HealthGate shall maintain the Site on HealthGate's web server and/or other servers through the term of this Agreement insofar as it relates to the Services. HealthGate shall acquire and maintain all necessary equipment and hardware (collectively the "Hardware") for Site. The Hardware shall be capable of storing the Content, including future issues of the Journals within the Content. HealthGate shall replace and upgrade such Hardware to satisfy the requirements of the Specification. The Hardware for the Site shall include redundancy so that the Site may remain operational despite an equipment failure. The Hardware shall be located at HealthGate's computer facilities in Malden, Massachusetts. The Hardware may be relocated only with Publishers' written consent, which consent shall not be unreasonably withheld. HealthGate, at its cost and expense, shall maintain adequate access via telecommunications to the Site at service levels that shall be maintained at the same extent as HealthGate provides to its own users.

9.    Testing, Acceptance and Delivery

      9.1. Upon completion of the Development Work HealthGate and the Publishers shall run acceptance tests to assure compliance with the Specification. Load testing will be conducted at HealthGate. Such period of acceptance testing shall not exceed 2 weeks from date of delivery for testing.

      9.2.  Upon passing the acceptance tests, the System shall be deemed
            Accepted

      9.3. Upon Acceptance as provided in Clause 9.2 HealthGate shall deliver into escrow the source code, source listings and information for the Proprietary Software included in the System in accordance with the terms of the Escrow Agreement.

      9.4. In the event that the system fails to pass any of the prescribed acceptance tests or fails to satisfy the Publishers' requirements, the Publishers shall afford HealthGate the opportunity of rectifying, replacing and retesting the System. In the event that the System or any part thereof again fails to be accepted, such acceptance shall not be unreasonably withheld, or to satisfy the Publishers' requirements of which the Publishers shall be the sole judge, the Publishers shall (as time is of the essence of this Agreement) be entitled, in addition to any other rights it may have under this Agreement or in law, to have HealthGate remove the Content from the System (in whole or in part as the Publishers so

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            instructs) and HealthGate shall be liable to refund forthwith any moneys paid by the Publishers for such rejected System or part thereof. Notwithstanding the foregoing, upon acceptance of System launch, as noted in Clause 19.2.4, HealthGate shall be entitled to retain all monies paid by Publishers to this point.

            In such circumstances HealthGate shall be entitled to retain the first $250,000 paid by the Publishers to develop the Specification.

10.   Licence

      10.1. Proprietary Software

            HealthGate hereby grants to the Publishers a non-exclusive non-transferable licence to use the Proprietary Software for the purposes of this Agreement

            Save in relation to the Publishers' logos, trademarks, and content, HealthGate may use and/or licence the Proprietary Software for itself or for others without any compensation or liability to the Publishers.

            All Proprietary Software and Source Code remain the property of HealthGate. Publishers may not use either Proprietary Software or Source Code held in escrow to develop a product that competes with those services offered by HealthGate. HealthGate, in its sole discretion, retains the right to determine if Publishers are utilizing either the Proprietary Software or Source Code in violation of this Agreement.

      10.2. Option for Licence

            10.2.1. On termination of the provision of the Services by
                    HealthGate to the Publishers for whatever reason, HealthGate shall at the Publishers' option:

                          (i) grant to the Publishers a non-exclusive
                    non-transferable licence to use the Proprietary Software for the purposes of using, developing, enhancing and maintaining the Site and carrying out any or all of the activities previously carried out by HealthGate or on its behalf under this Agreement

                          (ii) exercise best endeavours to grant to the
                    Publishers a non-exclusive non-transferable licence to use the Third Party Software for the Site when and to the extent requested by the Publishers.

            10.2.2. The annual fee for the licence in Clause 10.2.1 for the
                    Software, to include the Proprietary Software and the Third Party Software, shall be $150,000 per annum, including standard upgrades and maintenance, provided that if HealthGate is not able to grant a licence of the Third Party Software, then the Publishers shall be at liberty to licence the Third Party Software from its owners and/or licensors direct, and/or to

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                    license alternative software, and shall deduct the fees for such licences from the $150,000 per annum for the Software.

            10.2.3. The Publishers shall have the right to terminate the licence referred to in Clause 10.2.1 by giving three months' notice in writing to HealthGate.

11.   Hosting

      HealthGate will host the Site in accordance with the Specification for the period for the Services in Clause 3.

12.   Service Levels

      12.1. HealthGate will provide the Services and shall meet the Service Levels including but not limited to:

            12.1.1. dealing promptly with queries or problems relating to the use or performance of the Software and correcting or procuring the correction of all material program errors;

            12.1.2. identifying the location of any fault on the System, ensuring the continuing satisfactory operation of the System, taking all appropriate actions to ensure that the System maintains its full functionality;

            12.1.3. providing or procuring minor enhancements to the Software including but not limited to updating data and formulae to ensure that any changes in tax or other statutory regulations or law are incorporated into the Software.

      12.2. The Service Levels will be subject to review at any time by agreement between the Project Managers and in any event will be formally reviewed every 12 months during the term of this Agreement.

      12.3. HealthGate will provide usage statistics relating to the Services as described in the specification on a monthly basis, or such other reasonable intervals as may be mutually agreed upon by the parties from time to time.

      12.4. HealthGate will perform the Services and meet the Specifications and Service Levels set forth and referred to in this Agreement. In all cases where HealthGate has not committed to a specific performance standard, HealthGate will use reasonable care in providing the Services.

13.   Permitted Users, Pricing and Subscription Information

      13.1. The Publishers shall have sole authority concerning determining access to the Site. Except for the fees payable to HealthGate described in Clause 14 hereof (document delivery), the Publishers shall retain the sole and exclusive right to determine the prices and fees payable and other terms and conditions applicable

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            to the Publishers' subscribers and other third party users for access to the Publishers' Content on the Site. The Site shall be designed to permit automated loading and maintenance of subscription data from the Publishers' fulfilment systems. The Specification details the procedures for loading such subscription information (including both bulk entry and single entry information) and timing for access to the Site for users included on such updated subscription data.

      13.2. The Publishers grant to HealthGate a royalty-free licence for the purpose of testing, demonstrating, and evaluating the Site.

      13.3. For the avoidance of doubt the Publishers shall have the right to permit third party intermediaries, (including but not limited to Ovid, OCLC, Swets, B H Blackwell, Munksgaard Direct and Dawson) to access the Site and to authorize access to users in terms within the Publishers' sole discretion. The Use Fees as set out in Schedule 2 shall apply.

14.   Document Delivery: Fees from Sales of Articles

      14.1. The Site will include functions to facilitate the sale of individual articles from the Journals and other items at the sole discretion of the Publishers to non-subscribers and other third party users.

      14.2. In relation to sales the Publishers make direct, the Publishers shall establish copyright and other fees for such sales ("Article Fees"). HealthGate shall collect the Article Fees established by Publishers plus a service fee to be determined by HealthGate but in any event the service fee may not exceed 30% of the Article Fee for the particular article, or $US 4, whichever is the higher. Within 60 days of the end of each calendar month, HealthGate shall forward to Publishers the net Article Fees actually collected (exclusive of HealthGate's service fee).

      14.3. The Publishers may also permit third party intermediaries to sell individual articles and other items, on terms to be agreed between the Publishers and such third party intermediaries. Neither the Publishers nor the third party intermediaries shall be required to pay a service fee or any other additional fee for this service, nor shall HealthGate be permitted to collect a service fee, its remuneration being as provided in Clause 19 and in Schedule 2 (Use
            Fees).

15.   Improvements

      HealthGate shall replace and upgrade the Software to satisfy the requirements of the Specification at no extra cost to the Publishers.

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16.   Links

      The Site shall support and include in-bound links, as may be mutually agreed upon, to the Publishers' Content (including citations and references within articles), from bibliographic databases, including HealthGate, PubMed, ISI's Web of Science, and other sites, and as required by the Publishers from time to time. HealthGate shall not be responsible for setting up links from sites which it does not host. The Site shall also support links with on-line content of other publishers, using Document Object Identifier (DOI) and other standards, which may be mutually agreed upon from time to time.

17.   Right of Renewal

      17.1 The Publishers shall have the right to renew the term of the Services by notice in writing to HealthGate to be given on or before 30 September 1999. If the Publishers exercise their right to renew, the term of the Services shall be extended by one further year, up to and including 28 February 2001. The Use Fees shall remain the same as in the Initial Period and the fee for the Services shall not exceed $7000 for additional journals, $2000 maintenance fee on existing journals and $2000 per Gigabyte.

      17.2 If the Publishers exercise their right of renewal under Clause 17.1, then the Publishers shall have a further right of renewal for each of the subsequent three years, provided that the right to renew shall be conditional upon the Publishers having exercised their right in the previous year, and giving notice on or before the 30 September before the renewal is to take effect.

18.   Assistance upon Termination

      On termination of the provision of the Services by HealthGate to the Publishers for any reason:

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      18.1. HealthGate will liaise with the Publishers, making available for such purposes such HealthGate liaison staff as the Publishers may reasonably require, and acting in all good faith, to ensure a mutually satisfactory license to the Publishers or, at the Publishers' option, to a replacement contractor. The period of liaison will commence as soon as notice has been given of termination of this Agreement, and will continue for a maximum period of 3 months after termination;

      18.2. HealthGate agrees that at the time of termination of this Agreement, it will render all assistance, provide all documentation and undertake all actions to the extent necessary to effect an orderly assumption of the Services by the Publishers or, at the Publishers' option, by a replacement contractor;

      18.3. If the Publishers so require, HealthGate will use its best endeavours to procure the transfer at the Publishers' expense, to the Publishers or to a third party nominated by the Publishers at the Publishers' sole discretion, of any Third Party Software licences HealthGate may have obtained in its own name in order to provide the Services and used for that purpose exclusively; and

      18.4. HealthGate will be obliged to satisfy the Publishers that it has erased the Publishers Content and all copies, and that it has no ability to reproduce the Publishers Content in any way.

            The rights of the Publishers in this Clause 18 are in addition to the rights in Clause 33.

19.   Cost and Payment, Change Control Formula

      19.1. The total price payable by the Publishers is set out in Clause 19.2 and the Use Fees in Clause 19.4, subject to the terms and conditions in this Agreement, this price being a fixed price.

      19.2. Subject to HealthGate performing its obligations hereunder, HealthGate shall invoice the Publishers for payment as follows:

            19.2.1.                                     On 30 January 1998
                                                        $100,000

            19.2.2.                                     On 06 February 1998
                                                        $150,000

            19.2.3.                                     On acceptance of
                                                        Specification,
                                                        $150,000 or 27
                                                        February 1998
                                                        whichever is later

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            19.2.4.                                     On acceptance of
                                                        System launch
                                                        $150,000

            19.2.5.                                     On system completion
                                                        date $150,000

            19.2.6.                                     On 1 January 1999
                                                        $175,000

            19.2.7.                                     On 1 April 1999
                                                        $175,000

            19.2.8.                                     On 1 July 1999
                                                        $175,000

            19.2.9.                                     On 1 September 1999
                                                        $175,000

      PROVIDED ALWAYS THAT if the Agreement is terminated in accordance with Clause 9.4 then the financial provisions of that Clause will apply in place of this Clause 19.

      19.3. Invoices are payable within 60 days of receipt, with the exception of payments due under Clause 19.2, which shall be payable on the due date or on acceptance of the work, which ever is the later.

      19.4. Use Fees
            The Publishers shall make payments to HealthGate based upon "Use" of the Content as set forth on the Second Schedule. For the purposes of this Agreement, "Use" shall mean a retrieval or download by a Publishers' subscriber of the full-text of an article. There shall not be any additional use fees or charges for users' browsing of table of contents or abstracts. Use Fees shall be billed by HealthGate monthly and all payments are due by cheque by the end of the following month after the date of the invoice.

      19.5. Interest

            Interest on late payment by either party shall be charged at 2% above base rate for the time being of Barclays Bank plc in England. This sub-Clause 19.5 shall survive termination under Clause 9.4.

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20.   Advertising

      20.1. The Site shall be designed to include space for advertising. All specifications concerning advertising space shall be mutually agreed upon from time to time and detailed in the Specification. The rate structure for advertising shall be mutually agreed upon.

      20.2. All advertising is subject to review and approval by the Publishers and the Publishers reserve the right to refuse any proposed advertisements. Revenues from advertisers utilizing the advertising space shall be allocated between HealthGate and the Publishers. Each party shall receive 30% of all advertising sales for advertising sales originated by the other party (provided, in the event that advertising is sold at rates less than fair market rates such 30% figure shall be equitably increased to reflect the fair market value of the advertising. Said fair market rates shall be determined by mutual agreement of both parties). No deduction shall be made for commissions payable to sales representatives or employees of any party.

      20.3. Within 60 days of the end of each calendar month, the parties shall report to each other concerning revenues collected on advertising sales and make appropriate payments to the other party for the previous month's collections based on the foregoing formula.

      20.4. In the event that any claim is made against either party in respect of any advertisement. The expenses of dealing with any claim shall be paid for in the same proportion as at Clause 20.2.

21.   Support and Enhancement

      HealthGate shall establish a telephone line for the purpose of providing support to users of the Site, which support shall be free of charge to such users. Such telephone line shall be answered pursuant to HealthGate's standard protocol and shall be operational 5:00 A.M. to 10:00 P.M., US Eastern Time, and be supported by voice mail at other times. Such telephone line shall be operated at all times by one HealthGate employee. HealthGate shall ensure that the employee is suitably qualified and experienced for the purpose. If the parties determine that more than one employee is necessary to handle all inquiries in a reasonably prompt, professional and efficient manner, Publishers at their cost and expense may request HealthGate to dedicate additional employees for such purpose.

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      The Site shall include an e-mail function directly to HealthGate. All
      e-mails received by HealthGate shall be answered within one business day. The Site shall include a Frequently Asked Questions (FAQ) area and detailed help screens as determined in the Specification. Both parties agree to work together, through their duly appointed Project Managers, to develop the FAQ area and the help screens.

22.   HealthGate Responsibilities

      22.1. HealthGate undertakes that in performing the Services it will use commercially reasonable endeavours to comply with the Service Levels including but not limited to System availability, specifications, standards, functions and performance requirements.

      22.2. HealthGate will provide all assistance that the Publishers may reasonably require in accordance with this Agreement for the purpose of evaluating Service Levels from time to time and resolving operational problems in connection with the Services. All such requests must come from either the Publishers Project Manager or Deputy Project Manager.

      22.3. HealthGate warrants that it owns or is authorised to use the Computer Equipment for the purposes of supplying the Services.

      22.4. Viruses

            Each Party shall use its best efforts to ensure that no viruses, worms or similar items ("Viruses") are introduced into any Software System used under this Agreement. If a Virus is found in any such Software System, HealthGate shall, promptly upon the discovery thereof, use its best efforts to eliminate such Virus and ameliorate the effect thereof. If such Virus causes a loss of operational efficiency or data, HealthGate shall mitigate and restore such loss as quickly as feasible.

      22.5. Disabling Code

            Save with the written consent of the Publishers, the Software and System shall not include, nor shall HealthGate introduce into any Software and/or the System, any code whose purpose is to disable or reduce the efficiency of all or any portion of the Services.

23.   Access to HealthGate

      23.1. During the Term of this Agreement, HealthGate shall accommodate one employee or representative of Publishers at HealthGate's office for the purpose of reviewing and understanding the operation of the Site. HealthGate and Publishers shall coordinate the schedule of such employee so that he or she

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            does not unduly interfere with HealthGate's operation of the Site or
            HealthGate's other operations. The Publishers anticipate that such employee will be at HealthGate's offices approximately 30 days per year.

      23.2. Audit Rights

            23.2.1. The Publishers and/or their respective independent auditors, at no expense to HealthGate, and upon twenty (20) Business Days' written notice to HealthGate, shall have the right to conduct an operational audit pertaining to the fees and the Services rendered pursuant to this Agreement, including but not limited to having HealthGate process through any system test data supplied by the Publishers and/or their respective auditors, operate audit software on any system or download Publishers' Content and/or usage statistics to a computer designated by the Publishers, and/or their respective auditors. The operational audit will verify that HealthGate is exercising reasonable data processing operational procedures in its performance of the Services and confirm that HealthGate is performing and observing its obligations hereunder.

            23.2.2. HealthGate shall make available for the Publishers and/or the Publishers' auditors inspection all records relating to the fees and to the Services provided pursuant to this Agreement.

      23.3. Regulatory Access (Eg HEFCE)

            HealthGate and the Publishers acknowledge and agree that the performance of the Services under this Agreement may be subject to regulation and examination by the Publishers' regulatory agencies and/or government and/or customer's contractors. The parties agree that the records maintained and produced under this Agreement shall at all times be available for examination and audit by governmental agencies and/or governmental and/or customer's contractors having rights in relation to and/or jurisdiction over the business of the Publishers. Each party to this Agreement shall notify the other party promptly of any formal request by an authorized agency or contractor to examine records regarding the Publishers that are maintained by HealthGate. Upon request, HealthGate shall provide any relevant assurances to such agencies and shall subject itself to any required examination or regulation. The Publishers shall reimburse HealthGate for reasonable costs actually incurred due to any such examination or regulation that is performed solely for the purpose of examining data processing services performed by HealthGate for the benefit of and at the request of the Publishers.

24.   Security and Disaster Recovery

      24.1. HealthGate will ensure that all documents, data and Software are kept under secure conditions with back up arrangements satisfactory to the Publishers, to protect them effectively from unauthorised access and so that they can be recovered from any malfunction of the System.

      24.2. Should the Publishers' Content and/or data be lost or destroyed, HealthGate will be responsible for its prompt reconstruction as quickly as possible with high priority allocation of time and resources, having regard to the back-up frequency agreed with the Publishers in the Specification.

      24.3. HealthGate will not without the written consent of the Publishers disclose any of the Publishers' data or Publishers' Content to any third party.

      24.4. HealthGate will take all reasonable precautions to minimise the impact of any disaster relating to the Services.

      24.5. Security for Facilities

            HealthGate will perform all required security procedures at any place where Services are performed by HealthGate. All personnel of HealthGate will comply with the agreed security procedures with respect to access to any facility, data and data files.

      24.6. The Publishers and/or their auditors, at no expense to HealthGate, and upon twenty (20)Business Days' written notice to HealthGate, shall have the right to conduct a system backup and disaster recovery audit with regard to the Services provided pursuant to this Agreement. The system disaster and recovery audit will verify that HealthGate is exercising reasonable procedures in the performance of its system backup and disaster recovery obligations hereunder. HealthGate shall allow the Publishers and/or their auditors access to any site used by HealthGate as a backup facility, if HealthGate can secure the rights for the Publishers and/or their auditors to enter the backup facility.

      24.7. Disaster Recovery

            HealthGate shall maintain and continue to maintain throughout the term of this Agreement, an off-site disaster recovery capability. HealthGate shall present to the Publishers a disaster recovery plan prior to the System Completion Date. HealthGate shall monitor each such disaster recovery plan and keep it current.

      24.8. HealthGate shall use its best efforts to recover from a disaster and to continue providing Services to the Publishers within a commercially reasonable period. An executive summary of each such disaster recovery plan, which may change from time to time, shall be provided to the Publishers at no charge. HealthGate shall test each disaster recovery plan annually and shall provide the Publishers with a summary of its test results.

25.   Third Party Software

      25.1. HealthGate warrants that any Third Party Software is validly licensed for running by HealthGate at the Site and for all the uses permitted under this Agreement in fulfillment of the services for the term of the Agreement and that it is authorised to grant the rights to the Third Party Software licensed under this Agreement for use on the Site.

      25.2. HealthGate will fully indemnify the Publishers in respect of all damages, costs and expenses incurred by the Publishers resulting from any act or default of HealthGate in respect of the Third Party Software.

26.   Intellectual Property Rights

      26.1. The copyright and any and all other intellectual property in any report, financial specification documentation and information, and usage statistics on whatever media, prepared or to be created by HealthGate pursuant to this Agreement shall be the property of the Publishers notwithstanding termination hereof unless otherwise expressly agreed in writing by the Publishers. HealthGate hereby assigns all right, title and interest in and to the same to the Publishers.

      26.2. Publishers' Content and Data

            The parties hereto acknowledge and agree that the Publishers and/or their licensors own and will continue to own all right, title and interest in and to Publishers' Journals and other data, including but not limited to usage statistics for the Services ("Publishers' Data"). Upon the termination of this Agreement for any reason or, with respect to any Publishers' Data, on such earlier date as the Publishers shall determine that any of the same will no longer be required by HealthGate in order to render Services to the Publishers, Publishers' Data will be either erased from the data files maintained by HealthGate. or if the Publishers so elect, returned to the Publishers by HealthGate. The Publishers' Data may not be utilized by HealthGate for any purpose except to provide Services to the Publishers, nor may Publishers' Data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by HealthGate or commercially exploited by or on behalf of HealthGate, or any of its employees or agents.

27.   Warranty

      HealthGate's warranty

      27.1. HealthGate warrants to the Publishers that the Software on delivery to the Publishers will conform substantially with the Specification.

      27.2. HealthGate undertakes to correct by patch or new release (at its option) that part of the Software which does not so comply PROVIDED THAT such noncompliance has not been caused by any modification, variation or addition to the Software not performed by HealthGate

      27.3. Millennium Compliance

            HealthGate warrants that (a) the occurrence in or use by the System of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance at any level with respect to date-dependent data, computation, output or other functions; and (b) the System will create, store, receive, process and output information related to or including Millennial Dates without error or omissions.

      Publisher's warranty

      27.4. Each Publisher hereby represents and warrants that: (i) it has, and will have throughout the term of this Agreement, all right, title and interest in and to the Content, except for items that are in the public domain or that are obtained under valid licenses, (ii) the Publishers Content do not and will not infringe any tradename, trademark or copyright, and (iii) there are not material suits, claims or proceedings currently pending or threatened against any Publisher based upon the Content and that Publishers will promptly advise HealthGate of the pendency or threat of any such suits, claims or proceedings relating to the Content or the Site arising during the term of this Agreement.

      27.5. HealthGate shall be solely responsible for the compliance by its personnel with all laws and regulations of any pertinent countries relating to data protection and privacy and/or transborder data flow.

28.   Indemnities and Liability, Limitation of Liability

      28.1. Indemnities and Liability

            (a) Cross Indemnity - HealthGate and the Publishers each agree to indemnify, defend and hold harmless the other from any and all claims, actions, losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of or relating to the death or bodily injury of any agent, employee, customer, business invitee or business visitor of the indemnitor, or arising out of or relating to loss of or damage to tangible real or tangible personal property, to the extent that such claim, action, liability, loss, damage, cost or expense was proximately caused by the indemnifying party's tortious act or omission, or by those of its agents or employees.

            (b) Patent Indemnity - HealthGate and the Publishers each agree to indemnify, defend and hold harmless the other from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any claims of infringement of any patent, or a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by contract or by common law or by any law of any applicable jurisdiction alleged to have occurred because of the system including but not limited to hardware, software, and data provided by the indemnitor under this Agreement.

            (c) Indemnification Procedures - With respect to third-party claims subject to the indemnities set forth in this Clause 28, the indemnitee shall notify the indemnitor promptly of any matters in respect of which the foregoing indemnity may apply and of which the indemnitee has knowledge and shall give the indemnitor full opportunity to control the response thereto and the defense thereof; including, without limitation, any agreement relating to the settlement thereof; provided that the indemnitee shall have the right to approve any settlement or any decision not to defend. The indemnitee's failure to promptly give notice shall affect the indemnitor's obligation to indemnify the indemnitee only to the extent that the indemnitor's rights are materially prejudiced thereby. The indemnitee may participate, at its own expense, in any defense and any settlement directly or through counsel of its choice. If the indemnitor elects not to defend, the indemnitee shall have the right to defend or settle the claim as it may deem appropriate, at the cost and expense of the indemnitor, which shall promptly reimburse the indemnitee for all such costs, expenses and settlements amounts.

      28.2. Limitations of Liability--Except in respect of personal injury or death caused by the negligence of either party (for which by law no limit applies), in the event either party shall be liable to the other party on account of the performance or nonperformance of its respective obligations under this Agreement, whether arising by negligence, wilful misconduct or otherwise, the amount recoverable by the other party for all events, acts or omissions shall not exceed, in the aggregate, an amount equal to payments made under this Agreement.

29.   Source Code and Escrow

      29.1. HealthGate and the Publishers shall enter and maintain in force the Escrow Agreement for such period as the Publishers require.

      29.2. Whenever a new version of the Proprietary Software is used for the Site, HealthGate will promptly deposit a new version of the source code and the operational documentation for that version under the same Escrow Agreement, and notify the Publishers in writing that the deposit has been made.

      29.3. If no new version has been deposited in any 6 month period, HealthGate will deposit a replacement copy of the then current version of the source code of the Proprietary Software under the Escrow Agreement and will notify the Publishers in writing.

30.   Confidential Information

      Neither party shall, other than with the prior written consent of the other party, during or after the termination, determination or expiry of this Agreement disclose directly or indirectly to any person, firm, company or third party and shall only use for the purposes of this Agreement, any information relating to the Agreement, the other party, its business, trade secrets, customers, suppliers or any other information of whatever nature which the party whose information it is or its licensees or nominee may deem to be confidential and which the other party has or shall hereafter become possessed of. For the avoidance of doubt the usage statistics relating to the Site shall be the Publishers' confidential information.

      The foregoing provisions shall not prevent the disclosure or use by either party of any information which is or hereafter, through no fault of the other party, become public knowledge or to the extent permitted by law. Nor shall they prevent the use by the Publishers of information for the purposes of handing over or considering handing over the System to themselves or to another contractor, PROVIDED THAT if the information is disclosed to a third party the Publishers shall first enter a confidentiality agreement with the third party in similar terms to this Clause.

31.   Data Protection

      The parties agree to ensure that they will at all times comply with the provisions and obligations imposed by the Data Protection Act 1984, the EU Data Protection Directive 95/46 and any implementing legislation in the United Kingdom. Both parties agree to indemnify each other in respect of any unauthorised disclosure of data by them.

32.   Termination, Change of Control of HealthGate

      32.1. Notwithstanding any provisions herein contained this Agreement may be terminated forthwith by either party by notice in writing from the party not at fault if any of the following events shall occur, namely:

                  (i) if the other party shall commit any act of bankruptcy, shall have a receiving order made against it, shall make or negotiate for any composition or arrangement with or assignment for the benefit of its creditors or if the other party, being a body corporate, shall present a petition or have a petition presented by a creditor for its winding up or shall enter into any liquidation (other than for the purposes of reconstruction or amalgamation), shall call any meeting of its creditors, shall have a receiver of all or any of its undertakings or assets appointed, shall be deemed by virtue of the relevant statutory provisions under the applicable law to be unable to pay its debts, or shall cease to carry on business;

                  (ii) if the other party shall at any time be in default under this Agreement and shall fail to remedy such default within 30 days from receipt of notice in writing from the first party specifying such default.

                  If any such event referred to in this sub-clause shall occur, termination shall become effective forthwith or on the date set forth in such notice.

         32.2. Either party may by notice in writing to the other party terminate this Agreement, if any of the following events shall occur, namely:

                  32.2.1. if either party is in breach of any term, condition or provision of this Agreement or required by law and fails to remedy such breach (if capable of remedy) within 14 days of receipt of notice from the other party specifying such breach;

                  32.2.2. Change in control

                          If there is a change in Control of the first party, the second party may, entirely at their own option and without thereby becoming liable for any costs or losses which the first party or its holding company or any company in which it may hold shares may suffer as a result terminate the Agreement by notice in writing to first party.

                          For the purpose of this clause, a person shall have "Control" of a company if he holds, directly or indirectly, shares which together with shares held by any persons acting in concert with him carry 50% or more of the voting rights of that company and "Change in Control" shall be interpreted accordingly. Words and phrases defined in the City Code on Take-overs and Mergers shall have the same meaning here.

      32.3. Termination, howsoever or whenever occasioned shall be subject to any rights and remedies either party may have under this Agreement or in Law.

      32.4. the following Clauses shall survive termination for whatever cause of this Agreement: Clauses 4.2, 5, 10.2, 20.4, 23.2, 25-28, 30-34
            inclusive.

33.   Rights Upon Termination

      Upon termination of this Agreement and for a period of six (6) months thereafter, the Publishers will have the following rights and obligations:

      33.1. Commencing upon any notice of termination by the Publishers, HealthGate will comply with the Publishers' reasonable directions, and will provide to the Publishers any and all termination assistance reasonably requested by the Publishers to allow the Services to continue and to facilitate the orderly transfer of responsibility for the Services to the Publishers or a successor provider of Services designated by the Publishers. The termination assistance to be provided to the Publishers by HealthGate may include the following:

            33.1.1. Continuing to perform, for a reasonable period (as determined by the Publishers) of up to six (6) months following the termination date, any or all of the Services then being performed by HealthGate.

            33.1.2. Developing, together with the Publishers, a plan for the orderly transition of Services ("Transition Plan") then being performed by HealthGate from HealthGate to the Publishers or such successor provider of Services.

            33.1.3. Providing reasonable training for personnel of the
                    Publishers in the performance of the Services then being transitioned to the Publishers or such successor provider of Services.

      33.2. If HealthGate is then using any Equipment leased or owned by the Publishers to provide services to any third party, HealthGate may continue to use that Equipment for that purpose until such time as HealthGate can reasonably transition to other equipment.

      33.3. Upon receipt of written notice from the Publishers that HealthGate is in default under this Agreement by failing to comply with the requirements of this Clause 33, or that HealthGate is in default under any provision regarding rights upon termination of this Agreement, HealthGate shall have ten (10) business days in which to cure such default. HealthGate acknowledges that, in the event HealthGate fails to cure such default within the specified time period, the Publishers would suffer irreparable harm, and HealthGate, hereby agrees that the Publishers would in such event be entitled to obtain from a court of competent jurisdiction an order of specific performance, in addition to such other rights and remedies to which it may be entitled at law or in equity under this Agreement.

      33.4. Upon the termination of this Agreement or HealthGate's engagement whichever shall be the earlier, HealthGate or its personal representative as the case may be, shall immediately deliver up to the Publishers all correspondence, reports, documents, specifications, papers, information (on whatever media) and property belonging to the Publishers which may be in his possession or under his control together with all confidential information or copyright works belonging to the Publishers specified in Clauses 27 and 31 above.

34.   General

      34.1. Waiver

            Failure or neglect by either party to enforce at any time any of the provisions hereof shall not be construed nor shall be deemed to be a waiver of that party's rights hereunder nor in any way affect the validity of the whole or any part of this Agreement nor prejudice that party's rights to take subsequent action.

      34.2. Entire Agreement

            This Agreement constitutes the entire agreement between the parties. Each party confirms that it has not relied upon any representation not recorded in this document or in its Schedules inducing it to enter this Agreement. No variation of these terms and conditions will be valid unless confirmed in writing by authorized signatories of both parties.

      34.3. Assignment

            HealthGate shall not transfer or assign the whole or any part of this Agreement without the prior written consent of the Publishers.

      34.4. Headings

            he headings of the terms and conditions herein contained are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of any of the terms and conditions of this Agreement.

      34.5. Severability

            In the event that any of these terms, conditions or provisions shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent, such term, condition or provision shall to that extent be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

      34.6. Notices

            Any notice to be given by either party to the other may be sent by registered post or airmail to the address to the other party as appearing herein and if so sent shall be deemed to be served 4 days following the date of posting, or may be sent by courier and if so shall be deemed to be received when actually received.

      34.7. Injunctive Relief

            All claims within the scope of this Agreement that any party may have against the other for monetary damages must, subject to Clause 29 (Source Code and Escrow), be pursued through the procedures established in this Agreement. However, nothing in this Clause 34.7 will prevent any party from immediately seeking injunctive or other equitable relief from any court having competent jurisdiction.

      34.8. Law

            The parties hereby agree that this Agreement shall be construed in accordance with English law. Any and all disputes between the parties arising under or in connection with this Agreement which cannot be resolved amicably by the parties, shall be resolved in the courts located in London, England, except with respect to any action brought by the Publishers against HealthGate, in which case jurisdiction and venue shall be in Boston Massachusetts.

Signing Provisions

SIGNED for and on behalf of the Publishers
by:


/s/ Jonathan Conibear                                  /s/ Joachim Malling

in the presence of:


/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]

Date: 20.3.98                                          30.4.98


SIGNED for and on behalf of HealthGate
by:


By: /s/ William S. Reece
    -----------------------------------
        William S. Reece


in the presence of:


/s/ Maria Pace


Date:

4.7.98

Schedules

1     Specification
2     Use Fees
3     Project Managers
4     Escrow

                                   SCHEDULE 1

HealthGate Data Corp                              [ILLEGIBLE]


Blackwell/Munksgaard Journal
Publishing

--------------------------------------------------------------------------------

User Scenarios

Chapter 1

--------------------------------------------------------------------------------

Blackwell/Munksgaard Journal Publishing

User Scenarios

--------------------------------------------------------------------------------
Overview
--------------------------------------------------------------------------------

This document contains outlines, or "scenarios," of how users will access the Blackwell/Munksgaard Journal Publishing system that HealthGate is currently developing.

The goal of this project is to provide the high standards of Blackwell/Munksgaard publications and services to existing readers online, as well as develop an audience of new Internet users. Since the focus of this project is to expand readership and usage, the design of this project will be driven by user needs and interests.

The following scenarios illustrate how to optimally meet the needs and offer the widest selection of services to Blackwell/Munksgaard users through a series of chronological steps and options. A user is defined as any party (including individuals or other systems) that will interface with the Blackwell/Munksgaard Journal Publishing system.

--------------------------------------------------------------------------------
List of Scenarios
--------------------------------------------------------------------------------

      Below is a list of the scenarios. The list will be ordered to contain the building block scenarios first, followed by the more complex scenarios.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD PUBLISHING SYSTEM                                         1

Overview                                                       1

List of Scenarios                                              1

Registration                                                   3

      General Registration                                     3

      Credit Card Subscription Registration                    4

      Society Member / Institutional
      Subscriber Self Registration                             4

      Purchase Order or Deposit Account
      for Institutional Subscribers                            5

      Transaction Registration / Single
      Document Purchase by non registered
      user                                                     6

Purchases                                                      7

      Single Document Purchase
      Registered User with CC Information                      7

      Single Document Purchase
      Registered User without CC
      Information                                              7

      Single Document Purchase
      Registered User using Purchase
      Order                                                    8

      Additional Subscription Purchase                         8

Linking                                                        9

      Bibliographic Linking within an Article                  9

      Related Information Links                               10

Delivery Options Other than HTML                              10

      Downloading PDF                                         10

      Fax Delivery                                            11

Subscriber Features                                           11

      User Access to their Custom Page                        11

Journal Features                                              12

      Journal Page                                            12

      Issue Listings                                          13

      Table of Contents                                       13

      Abstract                                                13

      Full Text                                               14

      Email version of Table of Contents                      14

      Text Email ...........................................  14

      HTML Email ...........................................  15

Searching                                                     15

      Quick Search                                            15

      Searching Full Text                                     15

      Finding an Article Cited Elsewhere                      16

Customer Help                                                 16

      Forgotten Password                                      16

      Forgotten User Name and Password                        17

      Changing Password                                       17

      Changing Email Address                                  17

      Changing Credit Card Number                             18

      Changing Other Information                              18

Content Management                                            18

      Journal Setup                                           18

      Set Journal Price                                       18

      Set Document Price                                      19

      Template Submission                                     19

Content Publishing                                            19

      Issue Loading                                           19

      Issue Review                                            20

      Issue Release                                           20

Third Party Access                                            20

      General                                                 20

      Abstracts Only (Headers)                                21

      Abstracts and PDF (Headers and PDF)                     21

      Full Text Blackwell/Munksgaard DTD                      21

      Full Text in Ovid's DTD                                 21

      Delivery Options for Third Parties                      21

Reporting                                                     21

      User                                                    21

      Content                                                 22

Integration                                                   22

      HeathMill or Other Subscription
      Systems to HealthGate Connection                        22

      HealthGate to HeathMill or Other
      Subscription Systems                                    23

      Integration to JPMS                                     23

      Integration with Blackwell/Munksgaard
      Web Site(s)                                             24

Future Items                                                  24


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD PUBLISHING SYSTEM                                         2

Chapter 2

      User Scenarios

      This chapter contains the Blackwell/Munksgaard Journal Publishing system user scenarios.

--------------------------------------------------------------------------------
Registration
--------------------------------------------------------------------------------

General Registration

      Users who access Blackwell/Munksgaard publications will fall into one of three categories:

      a) Non-registered users who are browsing Blackwell/Munksgaard content. These users will have limited access to some free content, but will not be able to access other areas or purchase products.

      b) Registered users who have provided name, email and postal mailing address, but have not provided credit card data. Users in this category include those who have visited the site before and have been assigned a user name and password, as well as Society members who have previously registered.

      c) Purchasing users who have registered, and provided credit card information. These users may have bought subscriptions to Blackwell/Munksgaard journals or other publications in the past.

      For any but the most casual browser, general registration is encouraged, and outlined below.

      1. Registration procedure: If a non-registered user would like to access certain areas or services, there will be a link provided to the registration area.

            Once the user has entered the registration area, s/he will be asked to provide full name, email address, and postal address. After this information has been entered, the user will be provided with a dialog box to enter a self-selected user name and password.

      2. Creating user name: The user name is checked for uniqueness against all user names, then added to the database. If the name has already been registered, the user will be provided with three suggested names, or the option to create another user name of their own choice.

      3. Confirmation of registration: Once a unique user name and password have been assigned, the user may choose to continue the purchase process by linking to pages that will enable him/her to enter credit card information (see "Credit Card Subscription Registration" below). If no purchase is desired at this time, the user will end the registration process at this point S/he will see a page that confirms their registration. Shortly afterwards, the user will also receive an email acknowledging their registration, and providing instructions on what to do if they forget their user name and password. This will also serve to ensure that the user's email address as entered in the registration form is correct.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD PUBLISHING SYSTEM                                         3

USER SCENARIOS                                                      REGISTRATION
--------------------------------------------------------------------------------

Credit Card Subscription Registration

      Users will now be able to order subscriptions to Blackwell/Munksgaard journals and publications online via a simple registration and secure payment process. In this scenario, the user chooses to pay with a credit card.

      1. Registration: When the user enters the registration area, s/he will be asked to provide their user name and password. (See "General Registration" above).

      2. Tracking marketing efforts: A feature to track the efficacy of marketing campaigns may also be incorporated. In addition to entering the above subscriber information, the user will also be asked to provide information pertaining to offer codes, or other identifying characteristics of marketing offers.

      3. Separating society memberships: Users are asked if they are a member of a society participating in the online journals. If they select a society, their registration information will be checked with an updated automated listing of existing society members. Since a society member is entitled to pre-defined journal subscriptions under a separate agreement, this is done to ensure that a society member is not charged. If the registering user is determined to be a society member, follow the "Society Member Registration" scenario instead.

      4. Selecting a subscription plan: After entering the registration information, the user will be prompted to select a subscription plan.

      5. Charging subscriptions: Once the subscription plan has been selected, the user will then be shown a page that provides a secure connection for credit card information. The user will be asked to give the credit card number, type (VISA, MasterCard, AMEX, Discover), and expiration date.

      6. Transaction receipt: The credit card is then validated and the user is shown the cost that has been charged to the credit card. A receipt is displayed on the screen, as well as emailed to the user.

      7. Thanks/Email notification of future publications: After the registration process is completed, the user will see a page thanking them for their subscription order. As an added feature, new users will be offered the option of having the table of contents of each new issue emailed to them upon publication.

      8. Next destination: When the above information is provided, the user will then be given access to the cover page of the journal that has just been ordered.

Society Member / Institutional Subscriber Self Registration

      If a user is determined to be a Society member or a paid subscriber not know to the system (pre-subscribed by Blackwell/Munksgaard), the following scenario applies:

      1. Access from marketing efforts: Society membership benefits include subscriptions to pre-defined print journals. In accordance with marketing efforts, inserts promoting online journal registration and the URL for the Blackwell/Munksgaard site will be provided in these journals. Members may also find out about online service via other marketing efforts, such as newsletters, leaflets, direct mail or other web sites.

      2. Registration info: Once the user accesses the site, he/she will be provided with a form asking for basic registration information (see "Credit Card Subscription Registration," steps 1-7).


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                        4
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USER SCENARIOS                                                      REGISTRATION
--------------------------------------------------------------------------------

      3. Membership options: If the name has been matched and verified online as a Society member, the user is presented with a listing of publications and journals, etc. which they may access with existing membership privileges.

            If the user is not verified as a current Society member, the user will be asked to provide standard registration information (see "Credit Card Subscription Registration").

            In addition to the publication listings, users will be given one of three options as defined by the publisher to receive these subscriptions:

            a. Exclusive online access

            b. Print subscription and optional online access

            c. Full access via both print subscription and online

      4. Content for purchase: Once users have selected their subscription method, they will be shown additional content available for purchase.

      5. Creating identity code for user: When content for purchase has been selected by the user, s/he will see a form that enables them to create a user name and password. Once the information has been entered, another dialog box will prompt them to confirm the password.

      6. Assuring uniqueness of code: The user name is checked for uniqueness against all user names, and added to the list. If the user name has already been registered, they will be provided with three suggested names, or the option to create another user name of their own choice.

      7. Purchasing additional content: If the user chooses to purchase any of the additional content, the purchase will be charged to the credit card information previously provided. The credit card is validated and charged. If the credit card is declined, the user is prompted to try again.

      8. Transaction receipt: Once the credit card has been validated, the page shows the cost that has been charged to the credit card. Receipt is presented on the screen, as well as emailed to the user.

      9. Final step of purchasing process: As the final step in the purchasing process, the user will see a page that thanks them for their order, and shows a listing of all content purchased in the last transaction.

            After purchasing process has been completed, the user will then be given access to their selected content. A confirmation email will be sent welcoming the user to our service.

Purchase Order or Deposit Account for Institutional Subscribers

      For those institutions that wish to order subscriptions to Blackwell/Munksgaard journals, publications, and single full-text articles on a consistent basis, an open purchase order or deposit account may be established. The following scenario outlines how a customer would have access via this method.

      1. Initial set-up: The customer will make the initial contact to Blackwell/Munksgaard to set up the account. Open purchase orders and deposit accounts may be established through either
            Blackwell/Munksgaard or HealthGate.


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                        5
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USER SCENARIOS                                                      REGISTRATION
--------------------------------------------------------------------------------

      2. Access code: After the account has been established, users will then be given a special access code to access the Site. When registering the user will be able to use the access code instead of providing us with credit card information (Access to publications via IP address verification is an option for institutional accounts).

      3. Registration: When the user completes registration the same way as a normal customer, except that they enter the access code rather than provide billing information. Any charges or purchases will be applied to their account.

      4. Account expiration: If the account expires, or reaches the monetary cap assigned, the user will be shown a page that prompts them to contact Blackwell/Munksgaard to renew the account. This page will also provide the option to continue and have purchases applied to a credit card. A report will be available warning Blackwell/Munksgaard of accounts that are close to expiring.

Transaction Registration /Single Document Purchase by non registered user

      This scenario outlines the way in which a user would be able to purchase a single article (document) while browsing the abstract of the article.

      1. Promoting full text articles: Abstracts are available to all users free of charge; registration is not required. However, if the user would like to buy the full text of any given article, pricing information for the article will be listed at the end of the abstract, with a link to purchase the article.

      2. Purchasing full text -- registered users: After selecting the link to purchase the article, the user is given the option to log in, using the previously assigned registration user name and password. After logging in, a page showing full text articles and journal subscriptions for purchase will be provided. The user will make his/her selections, and the credit card information page will appear. (Go to step #5)

      3. Purchasing full text -- new users: If the user has never registered before, they will be asked to register.

      4. Registration: When the user enters the registration area, s/he will be asked to provide basic identifying information (See "General Registration" above).

      5. Credit card info: The user will then be shown a page that provides a secure connection for credit card information. The user will be asked to give the credit card number, type (VISA, MasterCard, AMEX, Discover), and expiration date.

      6. Credit card validation: The credit card is validated, and the user is given confirmation that they are about to be charged for the requested full text article(s) and/or journal subscription(s).

      7. Fax delivery/other purchase options: An option to have the article faxed to them for an additional fee (to be determined) is also offered.

      8. Transaction confirmation: Once the user has completed the above steps, a receipt listing all purchases is shown on the page; a copy will also be emailed to them.

      9. Transaction cancellation: If the user cancels the transaction, then they are returned to the abstract of the article.

      10. Content access: After the user confirms the charge, s/he is given access to the content for a specified period of time (hours/days to be determined.)


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                        6
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USER SCENARIOS                                                         PURCHASES
--------------------------------------------------------------------------------

            Articles are provided to the user in both PDF and HTML format

--------------------------------------------------------------------------------
Purchases
--------------------------------------------------------------------------------

      The scenarios below outline single document purchases. There also will be a facility to purchase multiple documents in a shopping basked like manner.

Single Document Purchase Registered User with CC Information

      In this scenario, a registered user requests a document to which they do not currently have access. For example, they may be viewing an abstract from a journal that is not part of their subscription, or they may be referencing a new document (full text) In this scenario we assume that the user has a credit card on file or an open purchase order (PO).

      1. Registration update: At the end of an abstract, a link is provided which enables the user to purchase a related document or product (i.e., full text article, journal subscription, book, etc.) The link brings the user to a page that offers purchase options, lists the price of the full text article and allows registered users to enter their user name and password. Non-registered users would have to register in order to enter credit card information.

      2. Login: Registered users will log on, confirming registration. Then they will be shown a price confirmation and delivery options.

      3. Optional fax delivery: If the requested document is an article, the user will be offered an option to have the article faxed for an additional fee (to be determined).

      4. Transaction confirmation: Once the user has completed the above steps, a receipt listing all purchases is shown on the page; a copy will also be emailed to them.

      5. Transaction cancellation: If the user cancels the transaction, they are returned to the abstract of the article.

      6. Content access: After the user confirms the charge, s/he is given access to the content for a specified period of time (hours/days to be determined.)

            Articles are provided to the user in both HTML and PDF formats.

Single Document Purchase Registered User without CC Information

      In this scenario, a registered user requests to see a document to which they do not currently have access. For example, they may be viewing an abstract from a new journal and decide they would like to subscribe. In this scenario, we assume that the user does not have a credit card on file or an open PO.

      1. Registration update: At the end of an abstract, a link is provided which enables the user to purchase a related document or product (i.e., full text article, journal subscription, book, etc.) The link brings the user to a page that offers purchase options, and lists the price of the full text article. The user will be asked to a) register, or b) login.

      2.    Login. Registered users will login.

      3. Credit card info: Then if they do not have credit card information on file or if their credit card has expired, they will be shown a page which provides a secure connection for credit card information. The user will be asked to give the credit card number, type (VISA, MasterCard, AMEX, Discover), and expiration date.


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                        7

USER SCENARIOS                                                         PURCHASES
--------------------------------------------------------------------------------

      4. Credit card validation: The credit card is validated, and the user is given confirmation that they are about to be charged for the requested full text article(s) journal subscription(s), etc. (Any relevant discounts will be shown on screen at this time.)

      5. Optional fax delivery: If the requested document is an article, the user will be offered an option to have the article faxed for an additional fee (to be determined).

      6. Transaction confirmation: Once the user has completed the above steps, a receipt listing all purchases is shown on the page; a copy will also be emailed to them.

      7. Transaction cancellation: If the user cancels the transaction, they are returned to the abstract of the article.

      8. Content access: After the user confirms the charge, he/she is given access to the content for a specified period of time (hours/days to be determined).

            Articles are provided to the user in both HTML and PDF formats.

Single Document Purchase Registered User using Purchase Order

      In this scenario, a registered user requests a document to which they do not currently have access and choose to pay via an existing purchase order which they have set up with Blackwell/Munksgaard. If they do not have a purchase order, they will be asked to contact Blackwell/Munksgaard.

      1. Registration update: At the end of an abstract, a link is provided which enables the user to purchase a related document or product (i.e., full text article, journal subscription, book, etc.) The link brings the user to a page that offers purchase options, and lists the price of the full text article. The user will be asked to a) register, or b) login.

      2. Login. Registered users will login with an account that has been tagged for all charges to be applied to an existing purchase order.

      3. Purchase Order validation: The purchase order is validated to assure that this charge will not go over the total amount on the purchase order. The user is given confirmation that they are about to be charged for the requested full text article(s). (Any relevant discounts will be shown on screen at this time.)

      4. Optional fax delivery: If the requested document is an article, the user will be offered an option to have the article faxed for an additional fee (to be determined).

      5. Transaction confirmation: Once the user has completed the above steps, a receipt listing all purchases is shown on the page; a copy will also be emailed to them.

      6. Transaction cancellation: If the user cancels the transaction, they are returned to the abstract of the article.

      7. Content access: After the user confirms the charge, he/she is given access to the content for a specified period of time (hours/days to be determined.)

            Articles are provided to the user in both HTML and PDF formats.

Additional Subscription Purchase

      Online users will be provided with several opportunities throughout the site to subscribe to other journals; these purchase options will be inserted in areas that contextually will promote the likelihood of a sale.


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                        8
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USER SCENARIOS                                                           LINKING
--------------------------------------------------------------------------------

      The following scenario provides an example of how the need for additional full text articles and/or a journal subscription results in a sale.

      1. Point of entry: A user reads an article in a journal to which they subscribe. Searching for more information in this subject area, the user clicks on the link to related articles.

      2. Exposure to new journal: After viewing the list of related articles, the user notes that the articles of the most interest are all in a journal to which s/he does not currently subscribe. At this point the user has a choice: s/he may either purchase the full text of some or all the articles, or consider a subscription to the journal itself, which will provide unlimited access to these and other articles year-round. The user decides to find out more information about the journal.

      3. Journal description: All journal titles will be linked. When the user clicks on a journal link, he/she will see a page that provides a brief description of the journal, the frequency of publication, and pricing information.

      4. Purchasing procedure: The user decides to purchase the journal. Since this user has already subscribed to at least one other journal, his/her identification and credit card data are already stored in the system.

            The user is given the option of charging the subscription to the existing account, or entering new credit card information. (See "Credit Card Subscription Registration" above).

      5. Confirmation of purchase: Once the user has indicated which credit card is to be charged, the purchase is charged and validated. The user will then be shown a page that provides a receipt for the journal subscription purchase. Confirmation of the purchase will also be sent to the user via email.

      6. Other tie-ins to purchase: After confirmation, the user may link to his/her own custom page to find that the new subscription has been documented, and the custom page updated.

      7. Next destination: At the end of the transaction, the user will be shown the selected volume of the journal.

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Linking
--------------------------------------------------------------------------------

Bibliographic Linking within an Article

      This scenario illustrates how a user would link to and from bibliographic information contained within an article.

      1. Reference links: Reference citations within all articles will be linked to bibliographic references (or endnotes.) When the user clicks on the citation in the article, a page showing the complete listing of references for that article will be displayed.

      2. Database links: When the user clicks on the MEDLINE link, s/he will be shown the corresponding MEDLINE abstract for the cited article, if the journal is indexed for inclusion in MEDLINE. (Similar functionality will exist with ISI Web of Science).

      3. Full text/Journal subscription purchase option: If full text is available for the cited reference, it will be offered for purchase at this point; journal subscription purchase may be offered as well. Abstracts will also be available from the references. These purchase options will be displayed along with pricing information. If the user is not a subscriber to the cited journal, and chooses to purchase the article, or subscribe to the journal, new pages


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                        9
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USER SCENARIOS                                  DELIVERY OPTIONS OTHER THAN HTML
--------------------------------------------------------------------------------

            leading them through the purchase process will automatically be shown. (See "Single Document Purchase" and "Additional Subscription Purchase" above.)

      4. Subscription tracking: If the user is already a subscriber to the journal that contains the selected article, the user will be informed that they may access the article free.

      5. Other reference options: All articles will also contain a side bar which lists (and links to) other full text articles available within the Blackwell/Munksgaard collection that references this article (forward bibliographic references).

      6. In Press Bibliographic Links: Links will not exist to bibliographic references that are still in press. However, the system will check regularly to link them once the article has been published.

      7. Exit from abstract: The user will also be able to return to the previous article from the abstract.

Related Information Links

      When viewing an article, the user will be provided with a side bar that outlines several related links pertaining to the article they are currently reading. In this scenario, we highlight some of the different types of links that may be offered.

      1. Author listing: The names of all authors of the current article will be provided as links. When the user clicks on the link of a selected author, s/he will be presented with a listing of other articles written by that author. These titles will be linked to the corresponding abstract and/or full text. If available, full text purchase and/or PDF versions of the selected article will be offered.

      2. Related articles by subject: A listing of related linked subject areas will also be provided. When the user clicks on these areas, s/he will receive a listing of related articles searched by MeSH headings and keywords.

      3. Related published information: Users interested in reading other published information related to the chosen article will find that the side bar provides them with links to:

            a. Correspondence (letters, editorials, etc) pertaining to that article

            b. Errata (article addenda, corrections, etc.) pertaining to that article

      4. Services: The user will also be able to take advantage of certain services. One service will be the ability to email the URL of a chosen article to a colleague. When the user chooses this option, s/he will be presented with a page to enter an email address, and a "send" button.

--------------------------------------------------------------------------------
Delivery Options Other than HTML
--------------------------------------------------------------------------------

Downloading PDF

      For those full text articles available in PDF format, the user will be given the option of PDF downloading.

      1. Linked PDF option: On the article page, a link offering the PDF option will be found. The users will have the option to download the PDF file or have it emailed to them. If the user choose to download the document they will be prompted to save it.


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       10

USER SCENARIOS                                               SUBSCRIBER FEATURES
--------------------------------------------------------------------------------

      2. Adobe instructions for downloading: If the user does not have Acrobat installed, the download page will explain the need to install the Acrobat plug-in. A link to Adobe for detailed instructions on how to install the plug-in will be provided.

            If the user does not wish to download Acrobat at that time, the user will be prompted to download to their hard drive. They may open the PDF document after Acrobat has been downloaded at their convenience.

Fax Delivery

            Users who want the benefits of how an article appears in PDF, but who do not wish to download the article in this format, can request fax delivery of the article for an additional charge.

      1. After confirming that the user wishes to purchase an article (or in the case of subscriptions, displaying the record on screen), the user selects the method of displaying the article: HTML, PDF, or "Receive via Fax." Because this is a premium option, the user will be asked to confirm the additional fees for fax delivery.

      2.    The user then supplies their fax number.

      3. To keep costs low, the article is relayed to a commercial fax service, such as FaxNet, which sends the information via Web-based fax to the user.

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Subscriber Features
--------------------------------------------------------------------------------

User Access to their Custom Page

      Another free feature offered to Blackwell/Munksgaard subscribers is a custom-designed page which will provide them with information tailored to their unique areas of interest, as well as accounting of their subscription plans and other services. The following are highlights of features that may be offered to subscribers.

      1. Initial log-in: The user accesses the Blackwell/Munksgaard Journals home page. From this page there is a login link that requires the user to enter their user name and password (if they are unable to remember their user name and password, they may enter their email address, which will then provide them with the correct login information via return email). Once the correct information has been entered, subscribers are brought to their custom page.

      2.    Custom Page features: The custom page will provide the user with:

            a. Subscription information: All subscription information pertaining to the user's account will be provided, including: names of journal subscriptions (listed and linked), pricing of each subscription, and the duration of subscription.

            b. Updates on new content: Each subscriber will be provided with updates on new content that correlates to their specified area(s) of interest. This includes new journal articles, correspondence, news, etc.

            c. Customer Service: Users can choose to change their password, subscriptions, credit card information, etc. by accessing the customer service area at any time. Users may also email questions regarding their subscription in this customer service area.

            d. Searching: The user will have a variety of methods to track and save searches from the custom page, including:


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       11
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USER SCENARIOS                                                  JOURNAL FEATURES
--------------------------------------------------------------------------------

                  i) Entering searches from various journal sets (e.g., searches of just Blackwell/Munksgaard journals, or all journals in a related subject area.)

                  ii) Saved searches: The user will have the ability to view the last five documents reviewed or the last five subject area searches conducted.

                  iii) Collaborative filtering: In the future once an article has been read, a user may choose to review which related articles have been read by other users. A listing of the most frequently accessed articles in the topic will be provided.

                  (For a more detailed description of the searching capabilities, see the "Searching" category below.)

            e. Promotions and advertising: The user will be notified in the Custom Page of any promotions that may be of interest (i.e., discount rates, product offers, society notices, etc.) In addition, users will be able to view advertising pertaining to their interests on this page.

            f. Interactive communication: This area will contain features that allow users to communicate via email with Blackwell/Munksgaard. This may be used, for example, to post notices of errata for articles. A mechanism for acknowledging these notices will also be provided.

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Journal Features
--------------------------------------------------------------------------------

      The following scenarios pertain to organization of the journals and their various components on the Blackwell/Munksgaard site.

Journal Page

      Users will be able to access information pertaining to subscriptions and other publisher information directly from the journal pages, which will be customized for each specific journal. We recommend that these pages follow a standardized format, including links to the following (where applicable):

      a) Publisher's home page: A link will bring the user to the home page of the appropriate publisher of the journal, either
            Blackwell/Munksgaard Science Ltd., Blackwell/Munksgaard Science Inc., or Munksgaard.

      b) Society's home page: If the journal is published for a society, users will be able to directly link to the society's home page

      c) Journal information: Information regarding publication cycles and other publication information will be provided via this link.

      d) Journal subscriptions: If a user wishes to find detailed information about subscribing to journals, this link will bring them to a page which will provide pricing information, etc.

      e) Journal listing by publisher: This link will provide the user with a complete listing of journals, categorized by publisher

      f) Listing of available back issues: For users wishing to search previous journal issues, this link will show a listing of back issues available

      g) Current table of contents: Users will be able to quickly access the most current table of contents from this link


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       12

USER SCENARIOS                                                  JOURNAL FEATURES
--------------------------------------------------------------------------------

      h) Submission information: Prospective authors will find author's guidelines and other submission information at this link

      i) Letter to the editor via email: Users who wish to contribute opinions to the journal editor will be able to link to a pop-up email window, and send correspondence via email. This is optional.

      j) Email to support: This link will provide users with the opportunity to ask questions or request information from support staff via email

      k) Copyright statements: All pertinent copyright information and legal disclaimers will be provided via this link

Issue Listings

      Issues will be displayed in the following manner:

      a) Organization of journals: Journals will be organized by volume, beginning with the most recent publication, and then catalogued in descending chronological order, grouped by year.

      b) Supplements: Any supplemental issues will be grouped with the appropriate volume.

      c) Listing by topic or theme: Each journal listing will also indicate relevant topics or themes and page ranges where applicable.

      d) Accessibility: Users will be able to access these journal volumes from both their custom pages, as well as journal cover pages.

Table of Contents

      Tables of Contents will be displayed in the following format:

      a) The table of contents list the articles published in the issue by page number

      b) Each article listed contains the title (or title abbreviation for longer titles), primary author(s) as well as page numbers.

      c) From the article listing there will be links to the abstract, full text, PDF versions of the article and supplemental information.

      d)    Prices of the full text and PDF versions may also be listed.

Abstract

      All Blackwell/Munksgaard journal abstracts will be displayed in the following format:

      a)    Title

      b)    Source

      c)    Author

      d)    Abstract

      e)    Address


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USER SCENARIOS                                                  JOURNAL FEATURES
--------------------------------------------------------------------------------

      f)    Keywords

      g) Article Type (Case report, review, rapid publication, original article).

      h) If applicable, both the MEDLINE Unique Identifier and MeSH terms will be available

Full Text

      As users read full text documents, they will be able to access the following feature enhancements:

      a) Linked references: References cited within the body of the article will be linked to the bibliographic references (endnotes) for that article. A link from the bibliographic reference to the abstract (pulled from secondary databases, reference databases), if available, is provided. If the corresponding article is available online in the Blackwell/Munksgaard collection, a link to the full-text with option to purchase will be provided.

      b) Publication listing by author: All primary authors of the article will be listed. The name of each author will be linked so that if the user selects the author's name, a listing will be provided of other available articles written this author. Again, these articles in turn will be linked to their corresponding abstracts. If the corresponding article is available online in the Blackwell/Munksgaard collection, a link to the full-text with option to purchase will be provided.

      c) Link by keywords: The user will be provided with an option to search for other related articles by keyword.

      d) Email option: If a user would like to send a link to the abstract to a colleague, an email window will be available. The user only needs to type in the destination email address, and an automatic message providing the article title and corresponding URL of the abstract will be sent.

      e) Supplemental Information: Links to supplemental information related to the article will be presented if the information is available.

Email version of Table of Contents

      A valuable reminder of newly released publications is the table of contents email option. If users choose this feature (usually done during subscription registration and payment), they will be sent the new table of contents for each journal to which they have subscribed. This feature will be available to both subscribers as well as non-subscribing users.

      This scenario shows what a user can do after receiving an emailed version of the table of contents. The scenario has two parts: one for text-based email, the other for HTML enabled email.

Text Email

      1. Receipt of email announcement: User receives an email message and opens it in their email reader.

      2. Table of contents listing: The message contains the table of contents of the newly published issue of the journal.

      3. URL linking: The email contains the URL for the Blackwell/Munksgaard site. This link will be "live" in most email readers, and will bring the user directly to the online version of the table of contents.


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BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       14

USER SCENARIOS                                                         SEARCHING
--------------------------------------------------------------------------------

      4. Article linking: Once the user accesses the table of contents, s/he will find that all titles are linked to abstracts and the online full text article.

HTML Email

      1. Receipt of email announcement: The user receives an HTML based email message, and opens it in their HTML enabled mail reader (e.g., Outlook Express, Outlook 98, Netscape 3.x and higher).

      2. Table of contents: The message contains the complete table of contents, and may be viewed exactly as it would look on the web site.

      3. URL linking: The email contains the URL for the Blackwell/Munksgaard site. This link will be clickable in most email readers, and will bring the user directly to the online version of the table of contents.

      4. Article linking: Once the user accesses the table of contents, s/he will find that all titles are linked to abstracts and the online full text article.

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Searching
--------------------------------------------------------------------------------

      The capacity to search using a variety of keywords and subject headings is of critical importance to users, and is an especially important feature of the Blackwell/Munksgaard site.

      Users will have the ability to select which set of journals to search. Some example sets are: All Full Text Journals, All Subscribed Journals, and Journals by particular Publisher. Searches that return a single document will forward the user to the abstract or full text if they have access to the full text.

      The following scenarios outline several ways in which a subscriber may search for content. In addition to offering different types of searching mechanisms (i.e., "quick searches" through advanced searches), users will also be able to access the searching capability from various areas of the site. The following scenarios outline some of the search possibilities.

Quick Search

      A "Quick Search" enables the user to search on a topic (e.g., insulin pumps) and obtain a listing of areas where this topic is cited.

      1. From custom page: From the custom page, users would enter a keyword or phrase in the quick search box. The user would select the All Subscribed journal set, and then submit the query.

      2. Results: The search returns a listing of all articles; each linked to the full text, PDF, and the abstract where available.

      3. Save Query: On the results page, the user would have the option of saving the query. This adds the query to the user's customized page.

Searching Full Text

      Another option is to search the entire full text of a document for specific terms. The following is a sample of how this search could be conducted from the user's custom page.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       15

USER SCENARIOS                                                     CUSTOMER HELP
--------------------------------------------------------------------------------

      1. Advanced search option: The user selects the advanced search option from the search box.

      2. Document choice: The user decides to view only abstracts; s/he selects this choice from the pull down list of available fields to search.

      3. Subject choice: The user chooses the keyword or phrase they wish to search, (e.g., lispro or Humalog), and enters it into the advanced search form. This criterion is then added to the query.

      4. Journal choice: The user then selects the journal set to search, and selects the "All Full Text Journals" option. The query is then submitted.

      5. Results: The results contain a listing of all full text articles available that match the user's search criteria. Included in this list is the price of each full text document that references these keywords, with the option to download. In addition, the entries that the user has subscription access to would be noted. Results can be ordered by relevancy, date, author and journal title.

            The user has the ability to save the query.

Finding an Article Cited Elsewhere

      This scenario provides the user with HealthGate's Citation Finder Technology. It allows a subscriber the ability to quickly locate the abstract (and the full text if available) from a bibliographic reference.

      1. Access from custom page: From the registered subscriber's customized page, s/he selects the Citation Finder option. The Citation Finder page is pre-loaded and has a field for entry of the citation. The user can either input the citation information or "copy and paste" it into the appropriate fields. The Citation Finder does not require information in all fields to execute a search successfully.

      2. Search criteria: The user then selects the fields, or information, which s/he wants to search. Examples of these fields include author, journal name, year, volume, issue, article title, and all fields. For this example, the user selects author, article title, and journal name.

      3. Results: The user submits the query. If an exact match is found, the abstract will be provided. If not, the user is presented with a list of matches from which to select.

--------------------------------------------------------------------------------
Customer Help
--------------------------------------------------------------------------------

      Blackwell/Munksgaard will have administrative access to these features. All access will be recorded to monitor any possible abuse.

Forgotten Password

      When a user forgets his/her password, the system provides a mechanism for the user to look up and find their password without calling customer service. This scenario shows how that is accomplished:

      1. On the login page, a user who has forgotten their password selects the link "forgotten password."


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       16

USER SCENARIOS                                                     CUSTOMER HELP
--------------------------------------------------------------------------------

      2. The user is asked to complete a form where the required information is user name, first name, and last name.

      3. The system will search the user database to see if there is a match. If there is a match, the system will send the user's password to the email address on file. The system will then tell the user that their password is being sent to them via email.

      4. If there is not a match, the system will prompt them to try again or allow them to search for user name and password.

Forgotten User Name and Password

      When a user forgets his/her password, the system provides a mechanism for the user to look up and find their password without calling customer service. This scenario shows how that is accomplished:

      1. On the login page, a user who has forgotten their password selects the link "forgotten password."

      2. If they do not remember their user name, the user is prompted to enter their first name, last name, and email address.

      3. The system will compare the information supplied by the user against the user database and email both the user name and password to the address on file if there is a match.

      4. If there is not a match, the user is instructed to either try again or contact customer service.

Changing Password

      Users often want to change their password. The system gives them an easy way to do so.

      1. From the user's personal profile page, the user selects the link to "Modify Profile."

      2. The Modify Profile page will allow them to go to a change password form.

      3. This form will ask the user to type their current password, then enter a new password. To confirm, the user is asked to type their new password again.

      4. Upon correct entry (the old password matched the one on file and the two new passwords matched), the password will be updated and the user will be told that the change has been made.

      5. If the entry is not correct then the user will be prompted to try again.

Changing Email Address

      Users often want to change their email address. The system gives them an easy way to do so.

      1. This feature is available in several places, such as the "Modify Profile" page and the regularly scheduled email messages sent by the system to the user.

      2. From the Modify Profile page, the user would select a link to change their email address. From an email message, the user selects the link embedded in the email. When accessing the appropriate page via the email link, the user will be prompted for user name and password.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       17

USER SCENARIOS                                                CONTENT MANAGEMENT
--------------------------------------------------------------------------------

      3. A form will ask for the users new email address (actually allowing them to edit their old email address).

      4. Upon successful entry, the email address is checked for validity and an email message is sent the address for confirmation.

Changing Credit Card Number

      Users often want to change their credit card information on file. The system gives them an easy way to do so. This method of updating the credit card is also used when the credit card on file has expired. Customers with expired credit cards are forced to enter a new credit card when they are about to incur additional charges.

      1.    This feature is available from the "Modify Profile" page.

      2. The user is connected to the secure server and asked to enter the new credit card information.

      3.    The credit card is validated with a credit card clearing house.

      4.    If validated, the user is given a confirmation page.

      5.    If the card is not validated, the user is asked to try again.

Changing Other Information

      Users are able to change other information off the "Modify Profile" page by selecting the appropriate link. Examples of other information that may be changed are postal address, purchasing new subscriptions, and change the format in which they received emailed information (HTML verses text).

--------------------------------------------------------------------------------
Content Management
--------------------------------------------------------------------------------

Journal Setup

      The procedure to setup new journals and their initial entry into the system must be initiated by Blackwell/Munksgaard. It is possible to setup a journal manually or electronically. The manual procedure for setting up a new journal entry is as follows:

      1. The authorized Blackwell/Munksgaard employee establishes a connection to the Administration side of the site.

      2. When prompted, the employee enters the appropriate user name/password and establishes a secure connection.

      3. The employee selects the option New Journal and enters all applicable information, such as title, copyright statements, submissions, subscription, etc.

      4. The employee enters Society information, if applicable, including name, links, and board members.

Set Journal Price

      It is possible to setup a journal price manually or electronically. After setting up the basic journal information, pricing criteria may be entered:


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       18

USER SCENARIOS                                                CONTENT PUBLISHING
--------------------------------------------------------------------------------

      1. The authorized Blackwell/Munksgaard employee accesses the appropriate journal (the journal must be setup using the Journal Setup before establishing the journal price) and selects the option "Journal Pricing."

      2. The employee then assigns the price in multiple currencies, any and all subscription plans, including rates for print companion, electronic only, and Society membership.

      3. The employee then assigns pricing for each of the selected currencies.

Set Document Price

      1. The default for all document pricing is established by Blackwell/Munksgaard. The Blackwell/Munksgaard employee may override the default and establish a special price for documents from a specific journal title.

      2. To override the default document price, the employee accesses the appropriate journal (the journal must be setup using the Journal Setup before establishing the document price) and selects the option "Document Pricing."

      3. The employee then assigns the revised price in various currencies for document delivery.

      4. The price may be revised to the default at any time by accessing the journal and selecting the option to Restore Default Price.

Template Submission

      Initially, templates will be hand loaded by HealthGate Data Corp. to insure security and consistency.

      To accomplish this, an FTP location will be provided to allow templates to be copied over and reviewed (and tested) prior to releasing them.

--------------------------------------------------------------------------------
Content Publishing
--------------------------------------------------------------------------------

Issue Loading

      1. Loading upon receipt: All content for a new issue is loaded upon receipt in a single directory.

      2. Identification: A form is completed which indicates appropriate journal, issue, and volume. It is also possible to enter this information electronically.

      3. Back-up: Upon submission, the content is copied to the content repository, before conversion. This allows it to be referenced in the future.

      4. Conversion: The content is then converted to our internal Extensible Markup Language (XML) format.

      5.    Storage: The XML version is then stored in the content repository.

      6. Parsing: The XML is then parsed to add more information, including tags to link bibliographic information and related information.

      7. Storage of parsed content: This parsed XML version is also stored in the content repository.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       19

USER SCENARIOS                                                THIRD PARTY ACCESS
--------------------------------------------------------------------------------

      8. Conversion to HTML: An Extensible Style Language (XSL) template is used to convert the file to HTML.

      9. HTML on staging: The HTML version is made available on the staging server.

Issue Review

      1.    The issue is made available on the staging server

      2. Email is sent to Blackwell/Munksgaard alerting the appropriate personnel that the issue is available for review.

      3. An employee wishing to review the issue would log on to the staging server, and select the content they wish to review. This is limited to authorized users only. Authorization is by group of journals.

      4. The content is presented to them in the same way it is shown to an end user. However, they also have access to a tool bar (in a frame). The tool bar allows them to approve the content as well as adjust some of the properties of the article.

      5.    They can change the price or approve the article for release.

Issue Release

      An issue will be released automatically on the assigned electronic publication date if all the articles contained in the issue have been edited and approved for release. Blackwell/Munksgaard will be alerted to content that has not be reviewed after a predetermined amount of time.

      A Blackwell/Munksgaard employee would access the Journal Publishing System, a secure area, and go to the System Control area.

      1. A list of issues that are ready or awaiting publication would be available. When an issue is selected, the listing of properties for that issue will be presented.

      2.    The user would be able to adjust any of the properties.

      3. To publish the issue, the user would set the publication date to the following day.

--------------------------------------------------------------------------------
Third Party Access
--------------------------------------------------------------------------------

General

      Creating an abstract-only export: To create an abstract-only export, a Blackwell/Munksgaard employee will need to determine the list of journal abstracts to be included for extract, the formatting of the extract, and a user profile of which third parties will have access to the extract file.

      1. Criteria: Once the above information has been determined, the following information will need to be entered:

            a. Frequency of updating abstract information,

            b. Packaging method (tar, zip), push, pull or tape.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       20

USER SCENARIOS                                                         REPORTING
--------------------------------------------------------------------------------

      2. Push extracts: For push extracts (extracts that are sent to someone either via FTP or email), a user will have to enter the destination email address, or the FTP server, directory, user name and password to use.

      3. Pull extracts: For pull extracts (extracts that require someone to pull the content off the journal server), a user will have to enter the user name and password that the third party will use to retrieve the content.

      4. Tape based abstracts: Tape based abstracts will be handled similar to FTP pulls except that they would be loaded to tape and sent via postal service.

Abstracts Only (Headers)

      Some customers want the abstracts only. This will allow bibliographic database to receive the information in electronic form rather than having to re-key the documents. Ideally, all databases would also receive information pointing them to the full text version of the documents. The directory structure will also be included with this abstract. It is possible to create a different directory structure and will have to be handled on an ad-hoc basis.

      This scenario will be completed upon the supply of the final version of the Blackwell/Munksgaard DTD.

Abstracts and PDF (Headers and PDF)

      This type of export would use the same DTD as the abstracts only, but would include a reference to the PDF file inside each header. This extract would obviously also include the PDF files.

Full Text Blackwell/Munksgaard DTD

      This export will take the Blackwell/Munksgaard SGML files in full as well as graphic files and PDF files.

Full Text in Ovid's DTD

      This export will convert the full text to Ovid's DTD and includes the graphic files and PDF files.

Delivery Options for Third Parties

      Third parties will have the option to receive information via HTTP, FTP (either sent to them or picked up), tape (4mm, 8mm, DLT) or CD-ROM.

--------------------------------------------------------------------------------
Reporting
--------------------------------------------------------------------------------

      This section defines some of the reports available to Blackwell/Munksgaard. It is expected that customization of reports will continue to be refined over the duration of the project. This will allow both HealthGate and Blackwell/Munksgaard to make necessary adjustments. As a future direction HealthGate will provide direct access to the SQL database (via ODBC or similar methods).

User

      Each time an authorized user logs on, information regarding their usage, purchases and transactions will be tracked. From this data, reports may be compiled to include the following:


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       21

USER SCENARIOS                                                       INTEGRATION
--------------------------------------------------------------------------------

      o Last usage: This information indicates when the user last accessed the system

      o Number of subscriptions per user: Will list how many subscriptions and the title of each journal subscription that the user has bought

      o Number of documents delivered (excluding subscriptions): The number of documents (such as full text articles, etc.) purchased by the user will be reported

      o Number of documents read within a subscription: This will provide a feature unique to the online medium; for the first time, editors will be able to track which articles were viewed with the most interest by their readers within a subscription.

      o Accounting of all charges: Reports will have the capacity to reflect accounting of all accrued charges by subscribers, document delivery, etc.

Content

      Each time an article is accessed by an authorized user, information regarding usage, purchases and transactions will be tracked. These reports could be grouped by abstract, article, issue, volume, journal and publisher. From this data, reports may be compiled to include the following:

      o Number of documents read by subscribers: The number of times each document (full-text article) from a specific issue is accessed by subscribers

      o Number of documents read by non-subscribers: The number of times each document (full-text article) from a specific issue are purchased by non-subscribers

      o Advertisements shown per issue: The specific advertisement and number of times displayed from each issue.

      o Accounting of all charges: Reports will have the capacity to reflect accounting of all accrued charges by subscribers, document delivery, etc. associated with a specific issue

      o Title and number of subscriptions: The number of subscriptions for each journal

--------------------------------------------------------------------------------
Integration
--------------------------------------------------------------------------------

HeathMill or Other Subscription Systems to HealthGate Connection

      On a regular basis, the following information will be transferred to the publishing system. The information will be in a format to be determined. Each user record can include the following information:

      o     User Information

            o     Update/Add/Delete Flag

            o     HeathMill Account Number

            o     Name (first, middle, surname)

            o     Address Information

            o     Email Address


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       22

USER SCENARIOS                                                       INTEGRATION
--------------------------------------------------------------------------------

      o     Contracts (Subscriptions)

            o     Account Number

            o     Group, Society, and type of membership

            o     Expiration Date

            o     Start Date

            o     Volume and Issue Start

            o     Volume and Issue End

      o     Journal List

            o     Short Code

            o     Subject Code

            o     ISSN Electronic Version

            o     ISSN Print

            o     Price Band

HealthGate to HeathMill or Other Subscription Systems

      HealthGate will send back to HealthMill the user and subscription Information from above.

Integration to JPMS

      For integration to JPMS, the Publishing System will send messages each time an issue completes the following stages:

            o     Received

            o     Loaded

            o     Staging

            o     Review Complete

            o     Live

      These messages will contain the following information:

            o     Message Code (Received, Loaded, Staging, Review, Live,
                  Deleted)

            o     ISSN (both electronic and paper)

            o     Journal Short Code

            o     Volume

            o     Issue


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       23

USER SCENARIOS                                                      FUTURE ITEMS
--------------------------------------------------------------------------------

            o     Date

            o     Scheduled Publication Date

            o     Actual Publication Date (if known)

      In the event that an article is withdrawn, a message containing the following will be sent:

            o     Message Code (Staging, Review, Live, Deleted)

            o     ISSN (both electronic and paper)

            o     Journal Short Code

            o     Volume

            o     Issue

            o     Article

            o     Page range

            o     Date

Integration with Blackwell/Munksgaard Web Site(s)

      The system will provide an interface to access table contents, abstracts and full text articles programmatically. The interfaces will require the following information:

            o ISSN (either electronic or print) or Blackwell/Munksgaard Journal Code

            o     Volume

            o     Issue

            o     Page or Article Title (only for abstract and full text)

      The interface will be similar to the following:

      http://servername/abstract?issn=1234-123456&volume=2&issue=3&page=5

--------------------------------------------------------------------------------
Future Items
--------------------------------------------------------------------------------

      This section contains a list of features, which HealthGate will deliver outside of the deadlines agreed upon in the contract. Some of these items may have additional charges due to licensing of software and content.

      In the future HealthGate will provide the following features:

      o     Electronic forums at the Journal Level.

      o     Links to pharmaceutics, company names, people, and software.

      o     Method of linking terms to encyclopedias.

      o     Delivery of equations in a format that Mathematica can use.


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       24

USER SCENARIOS                                                      FUTURE ITEMS
--------------------------------------------------------------------------------

      o The system will provide the ability to check whether a user is concurrently logged on from multiple locations to prevent fraudulent use.

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]
      20.3.98                                                     30.4.98


--------------------------------------------------------------------------------
BLACKWELL/MUNKSGAARD JOURNAL PUBLISHING                                       25

                                   SCHEDULE 2

Use Fees

HealthGate will charge for Downloads of the material, as follows:

Type of User               Fee per Download    Max. per User/Title/Year
-----------------------------------------------------------------------
Institution:               $0.10               $20.00
Individual:                $0.05               $10.00
Member:                    $0.01               $1.00

Download is defined as retrieval of a full-text article, there will be no charge for searching and browsing of tables of contents and abstracts. These usage charges will be billed on 1 January, 1 April, 1 July, 1 September and 31 December 1999, on payment terms of 60 days.

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]
      20.3.98                                                     30.4.98

                                   SCHEDULE 3

Project Managers

The Publishers:

Project Manager
---------------
Ian Bannerman
Blackwell Science Ltd
Osney Mead
Oxford
OX2 0EL
UK
e-mail: ian.bannerman@blacksci.co.uk
tel: +44 (0)1865 206101

Deputy Project Manager
----------------------
Martin Clutterbuck
Blackwell Science Ltd
Osney Mead
Oxford
OX2 0EL
UK
e-mail: martin.clutterbuck@blacksci.co.uk
tel: +44 (0)1865 206110

Deputy Project Manager
----------------------
Anders Geertsen
Munksgaard International Publishers Ltd
35 Norre Sogade, P.O. Box 2148
1016 Copenhagen K
Denmark
e-mail: ag@mail.munksgaard.dk
tel: +45 77 33 31 03

HealthGate:

Project Manager
---------------
Mark Israel
HealthGate
380 Pleasant Street
Suite 230
Malden MA 02148
USA
tel: 781 321 6000 Ext 248
e-mail: misra@healthgate.com

Deputy Project Manager
----------------------
Rick Lawson
HealthGate
380 Pleasant Street
Suite 230
Malden MA 02148
USA
tel: 781 321 6000 Ext 211
e-mail: lawson@healthgate.com

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]
      20.3.98                                                     30.4.98

                                   SCHEDULE 4

SCHEDULE 4

ESCROW AGREEMENT

When the annexed escrow agreement is entered, the terms shall include those set out in the annexed letter from NCC Escrow International, the escrow agent, of 12 March 1998 by way of variation of NCC document STD001Y2K.UK.

The Required Information at ii) shall be provided by the parties. The date of the Licence Agreement shall be the date of this agreement. The name of the package shall be "HealthGate Electronic Journal Proprietary Software". These words shall also appear in Schedule 1 of the escrow agreement. The parties shall provide the medium on which the source code shall be supplied, which in default of agreement shall be such medium as the escrow agent NCC Escrow International Limited thinks fit.

The fees to be inserted in Schedule 4 of the Escrow Agreement shall be the then applicable fees of NCC Escrow International Limited.

The Escrow Agreement shall be signed by HealthGate and Blackwell Science
Limited.

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]
      20.3.98                                                     30.4.98

                                                   NCC ESCROW INTERNATIONAL

12 March 1998                                      National Computing Centre
                                                   Oxford House, Oxford Road
                                                   Manchester M1 7ED, UK

                                                   Telephone: +44(O)161 228 6333
                                                   Facsimile: +44(0)161 242 2275
                                                   e-mail: escrow@ncc.co.uk

Mr J S  Saunders                                   [NCC LOGO]
Linnells, Solicitors
Greyfriars Court
Paradise Square
Oxford OX1 1BB

Dear Mr Saunders

Proposed Escrow Agreement: Healthgate Data Corp / Blackwell Science Ltd / NCC

I confirm that NCC is willing to enter into our standard form escrow agreement std001y2k.uk with the following amendments by reference to the appropriate clauses:

(2) Add the words "and/or companies in the Blackwell Science Ltd group" after "Blackwell Science Ltd".

6.1.6 A new clause: "there is a Change in Control of the Owner. For the purposes of this clause, a person shall have "Control" of a company if he holds, directly or indirectly, shares which together with shares held by any persons acting in concert with him carry 50% or more of the voting rights of that company, and "Change in Control" shall be interpreted accordingly. Words and phrases in the City Code on Take-overs and Mergers shall have the same meaning here."

6.1.7 A new clause: "the Licensee exercises its option under clause 10.4.1 of the Licence Agreement".

11.4 Replace with: "If the obligations in clause 31 of the Licence Agreement have terminated this Agreement will automatically terminate on the same date."

Yours sincerely


/s/ Carmel Gorman

Carmel Gorman
NCC Escrow International

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]
      20.3.98                                                     30.4.98

[NCC Escrow International logo]

This document is to be used where an Owner deposits source code on behalf of a single user only.

PROCEDURE:

      The required information sheet on page ii should be completed, detached and returned by fax or post to NCC at the following address:

      Contracts Administrator
      NCC Escrow International Limited
      Oxford House, Oxford Road
      Manchester M1 7ED, England

      Telephone: +44 (0) 161 242 2109
      Facsimile: +44 (0) 161 242 2275
      E-mail: escrow@ncc.co.uk

i. NCC will check the required information and will then send out signature copies of the Escrow Agreement, together with the relevant invoices. A reference number will be given in respect of that agreement which must be quoted in all correspondence.

ESCROW 2000

ii. When the Owner and the Licensee have signed the Escrow Agreement all copies must be returned to NCC.

iii. NCC will sign and date the Agreement and a signed copy will be sent to each party.

iv.   The Owner should then lodge the Material.

NB: Until all parties sign the Escrow Agreement no binding escrow arrangements have been made.


                                     single
                                    licensee
                                   ----------
                                           UK


Version 1: August 1997                                                         i

FAO: P. FLEMING                                             REQUIRED INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
OWNER

[-1] Company Name
                 ---------------------------------------------------------------

[-2] Registered Office
                      ----------------------------------------------------------

--------------------------------------------------------------------------------

Correspondence Address
                      ----------------------------------------------------------

*[-3] Company Registration Number                   *VAT Number
                                 -------------------           -----------------

Telephone Number                                    Fax Number
                ------------------------------------          ------------------

Contact Name                               Position in Company
            -------------------------------                   ------------------

*only applicable to countries within the EU
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
LICENSEE

[-4] Company Name
                 ---------------------------------------------------------------

[-5] Registered Office
                      ----------------------------------------------------------

--------------------------------------------------------------------------------

Correspondence Address
                      ----------------------------------------------------------

*[-6] Company Registration Number                   *VAT Number
                                 -------------------           -----------------

Telephone Number                                    Fax Number
                ------------------------------------          ------------------

Contact Name                               Position in Company
            -------------------------------                   ------------------

*only applicable to countries within the EU
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
OTHER DETAILS

[-7] Name of Package
                    ------------------------------------------------------------

--------------------------------------------------------------------------------


INSURANCE FEE (complete if appropriate)
--------------------------------------------------------------------------------
Standard NCC limitation of liability is St(pound)500,000 (no charge).

There is a charge of St(pound)100 (annual fee) for each additional St(pound)500,000.

Maximum liability is St(pound)5,000,000.

Please indicate required liability
                                       --------------------------

--------------------------------------------------------------------------------


                                            ------------------------------------
FEES PAYABLE (tick as appropriate)                 Owner       Licensee
--------------------------------------------------------------------------------
Initial Fee
--------------------------------------------------------------------------------
Annual Fee
--------------------------------------------------------------------------------
Update Fee
(payable in the event of more than 4
updates per annum)
--------------------------------------------------------------------------------
Storage Fee
(payable if the source code exceeds
one cubic foot)
--------------------------------------------------------------------------------
Annual liability fee payable (if appropriate)
--------------------------------------------------------------------------------
Release Fee (plus NCC's reasonable expenses)                      X
--------------------------------------------------------------------------------


ii                                                        Version 1: August 1997

(C) NCC Escrow International Limited 1997                           STD001Y2K.UK

[NCC Escrow International logo]

                                                            SINGLE LICENSEE (UK)
                                                                     ESCROW 2000
--------------------------------------------------------------------------------
ESCROW AGREEMENT:                                DATED:

Between:

(1)   [-1] whose registered office is at [-2] (CRN: [-3]) ("the Owner");

(2)   [-4] whose registered office is at [-5] (CRN: [-6]) ("the Licensee"); and

(3) NCC ESCROW INTERNATIONAL LIMITED whose registered office is at Oxford House, Oxford Road, Manchester M1 7ED, England (CRN:3081952) ("NCC").

Preliminary:

(A) The Licensee has been granted a licence to use a software package comprising computer programs.

(B) Certain technical information and documentation describing the software package are the confidential property of the Owner and are required for understanding, maintaining and correcting the software package.

(C) The Owner acknowledges that in certain circumstances the Licensee may require possession of the technical information and documentation held under this Agreement.

(D) Each of the parties to this Agreement acknowledges that the considerations for their respective undertakings given under it are the undertakings given under it by each of the other parties.

It is agreed that:

1     Definitions

      In this Agreement the following terms shall have the following meanings:

      1.1 "Full Verification Service" means those bespoke tests agreed between the Licensee and NCC for the verification of the Material;

      1.2 "Intellectual Property Rights" means copyright, trade secret, patent, and all other rights of a similar nature;

      1.3 "Licence Agreement" means the licence granted to the Licensee for the Package;

      1.4 "Material" means the source code of the Package comprising the latest technical information and documentation described in Schedules 1 and 2;

      1.5 "Package" means the software package licensed to the Licensee under the Licence Agreement; and

      1.6 "Standard Verification Service" means those tests detailed in the Standard Verification Service published by NCC from time to time.

2     Owner's Duties and Warranties

      2.1   The Owner shall:

            2.1.1 deliver a copy of the Material to NCC within 30 days of the date of this Agreement;

            2.1.2 at all times ensure that the Material as delivered to NCC is capable of being used to generate the latest version of the Package issued to the Licensee and shall deliver further copies of the Material as and when necessary;

            2.1.3 deliver to NCC a replacement copy of the Material within 12 months of the last delivery;

            2.1.4 deliver a replacement copy of the Material within 14 days of receipt of a notice served upon it by NCC under the provisions of Clause 4.1.5; and

            2.1.5 deliver with each deposit of the Material the information detailed in Schedule 2.

      2.2   The Owner warrants that:

            2.2.1 it owns the Intellectual Property Rights in the Material and has authority to enter into this Agreement; and

            2.2.2 the Material lodged under Clause 2.1 shall contain all information in human-readable form and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain and correct the Package without the assistance of any other person.

3     Licensee's Responsibilities

      It shall be the responsibility of the Licensee to notify NCC of any change to the Package that necessitates a replacement deposit of the Material.


Version 1: August 1997                                                    1 of 6

4     NCC's Duties

      4.1   NCC shall:

            4.1.1 hold the Material in a safe and secure environment;

            4.1.2 inform the Owner and the Licensee of the receipt of any copy of the Material;

            4.1.3 in accordance with the terms of Clause 9 perform those tests that form part of its Standard Verification Service from time to time;

            4.1.4 at all times retain a copy of the latest verified deposit of the Material; and

            4.1.5 notify the Owner if it becomes aware at any time during the term of this Agreement that the copy of the Material held by it has been lost, damaged or destroyed.

      4.2 NCC shall not be responsible for procuring the delivery of the Material in the event of failure by the Owner to do so.

5     Payment

      NCC's fees are payable in accordance with Schedule 4.

6     Release Events

      6.1 Subject to the provisions of Clauses 6.2 and 6.3, NCC shall release the Material to a duly authorised officer of the Licensee if at any time or times any of the following events or circumstances occur, arise or become apparent:

            6.1.1 the Owner enters into any composition or arrangement with its creditors or (being a company) enters into liquidation whether compulsory or voluntary (other than for the purposes of solvent reconstruction or amalgamation) or has a receiver or administrative receiver appointed over all or any part of its assets or undertaking or a petition is presented for an Administration Order or (being an individual or partnership) becomes bankrupt, or an event occurs within the jurisdiction of the country in which the Owner is situated which has a similar effect to any of the above events in the United Kingdom; or

            6.1.2 the Owner ceases to trade; or

            6.1.3 the Owner assigns copyright in the Material and the assignee fails within 60 days of such assignment to offer the Licensee substantially similar protection to that provided by this Agreement without significantly increasing the cost to the Licensee; or

            6.1.4 the Owner without legal justification, has defaulted to a material degree in any obligation to provide maintenance or modification of the Package under the Licence Agreement or any maintenance agreement entered into in connection with the Package and has failed to remedy such default notified by the Licensee to the Owner; or

            6.1.5 coding of the Package is such that either the accuracy or the functionality or the performance of the Package is or becomes or is demonstrably likely to become significantly adversely affected by the entry or processing of data incorporating any date or dates whether prior or subsequent to or including 31 December 1999, including but not limited to any of the following:

                  6.1.5.1 the Package crashes at any time while processing any such data;

                  6.1.5.2. the Owner has warranted or represented that the
                           Package is capable of accurately and correctly processing such data in accordance with the Package's current functional specification and the Licensee demonstrates that the Package is not so capable;

                  6.1.5.3 the Owner has undertaken or attempted to procure the Package to be so capable and the Licensee demonstrates that the Package is still not so capable;

                  6.1.5.4 no such warranty, representation, undertaking or attempt has been given or made and the Licensee demonstrates that the Package is not so capable.

      6.2 The Licensee must notify NCC of any event or circumstance of any of the kinds specified in Clause 6.1 by delivering to NCC a statutory or notarised declaration ("the Declaration") made by an officer of the Licensee attesting that such event has occurred and that the Licence Agreement was still valid and effective up to the occurrence of such event and exhibiting:

            6.2.1 such documentation in support of the Declaration as NCC shall reasonably require;

            6.2.2 a copy of the Licence Agreement; and

            6.2.3 a signed confidentiality undertaking as detailed in Schedule 3 then NCC will release the Material to the Licensee upon receipt of the release fee stated in Schedule 4.

      6.3 Upon receipt of a Declaration from the Licensee claiming a release event under Clause 6.1.4:

            6.3.1 NCC shall send a copy of the Declaration to the Owner by registered post; and

            6.3.2 unless within 14 days after the date of delivery the Owner delivers to NCC a counter-notice signed by a duly authorised officer of the Owner stating that no such failure has occurred or that any such failure has been rectified then NCC will release the Material to the Licensee upon receipt of the release fee stated in Schedule 4.


2 of 6                                                    Version 1: August 1997

(C) NCC Escrow International Limited 1997                           STD001Y2K.UK

      6.4 Where there is any dispute as to the occurrence of any of the events or circumstances set out in Clause 6.1.1 to 6.1.4, 6.2 or 6.3 or the fulfilment of any obligations detailed therein, such dispute will be referred at the request of either the Owner or the Licensee to the Managing Director for the time being of NCC for the appointment of an expert who shall give a decision on the matter within 14 days of the date of referral or as soon as practicable thereafter. The expert's decision shall be final and binding as between the Owner and the Licensee except in the case of manifest error.

      6.5 Where there is any dispute as to the occurrence of any of the events or circumstances set out in Clause 6.1.5 or the fulfillment of any obligations referred to therein, such dispute will be referred to arbitration in accordance with Clause 12.

7     Confidentiality

      7.1 The Material shall remain the confidential property of the Owner and in the event that NCC provides a copy of the Material to the Licensee, the Licensee shall be permitted to use the Material only in accordance with a confidentiality undertaking in the form contained in Schedule 3.

      7.2 NCC agrees to maintain all information and/or documentation coming into its possession or to its knowledge under this Agreement in strictest confidence and secrecy. NCC further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and will not disclose or release it other than in accordance with the terms of this Agreement.

      7.3 Termination of this Agreement will not relieve NCC or its employees, or the Licensee or its employees, from the obligations of confidentiality contained in this Clause 7.

8     Intellectual Property Rights

      The release of the Material to the Licensee will not act as an assignment of any Intellectual Property Rights that the Owner possesses in the Material.

9     Verification

      9.1 Subject to the provisions of Clauses 9.2 and 9.3, NCC shall bear no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Material.

      9.2 Upon the Material being lodged with NCC, NCC shall perform those tests in accordance with its Standard Verification Service and shall provide a copy of the test report to the parties to this Agreement.

      9.3 The Licensee shall be entitled to require that NCC carries out a Full Verification. Any reasonable charges and expenses incurred by NCC in carrying out a Full Verification will be paid by the Licensee save that if in the opinion of the expert appointed by the Managing Director of NCC the Material is substantially defective in content any such reasonable charges and expenses will be paid by the Owner.

10    NCC's Liability

      10.1 NCC shall not be liable for any loss caused to the Owner or the Licensee either jointly or severally except for loss of or damage to the Material to the extent that such loss or damage is caused by the negligent acts or omissions of NCC, its employees, agents or sub-contractors and in such event NCC's total liability in respect of all claims arising under or by virtue of this Agreement shall not (except in the case of claims for personal injury or death) exceed the sum of (pounds)500,000.

      10.2 NCC shall in no circumstances be liable to the Owner or the Licensee for indirect or consequential loss of any nature whatsoever whether for loss of profit, loss of business or otherwise.

      10.3 NCC shall be protected in acting upon any written request, waiver, consent, receipt or other document furnished to it pursuant to this Agreement, not only in assuming its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information contained in it, which NCC in good faith believes to be genuine and what it purports to be.

11    Termination

      11.1 NCC may terminate this Agreement after failure by the Owner or the Licensee to comply with a 30 day written notice from NCC to pay any outstanding fee. If the failure to pay is on the part of the Owner the Licensee shall be given the option of paying such fee itself. Such amount will be recoverable by the Licensee direct from the Owner.

      11.2 NCC may terminate this Agreement by giving 60 days written notice to the Owner and the Licensee. In that event the Owner and the Licensee shall appoint a mutually acceptable new custodian on terms similar to those contained in this Agreement.

      11.3 If a new custodian is not appointed within 30 days of delivery of any notice issued by NCC in accordance with the provisions of Clause 11.2, the Owner or the Licensee shall be entitled to request the President for the time being of the British Computer Society to appoint a suitable new custodian upon such terms and conditions as he shall require. Such appointment shall be final and binding on all parties.

      11.4 If the Licence Agreement has expired or has been lawfully terminated this Agreement will automatically terminate on the same date.

      11.5 The Licensee may terminate this Agreement at any time by giving written notice to the Owner and NCC.

      11.6 The Owner may only terminate this Agreement with the written consent of the Licensee.


Version 1: August 1997                                                    3 of 6

STD001Y2K.UK                           (C) NCC Escrow International Limited 1997

      11.7 This Agreement shall terminate upon release of the Material to the Licensee in accordance with Clause 6.

      11.8  Upon termination under the provisions of Clauses 11.2, 11.4, 11.5 or
            11.6 NCC will deliver the Material to the Owner. If NCC is unable to trace the Owner NCC will destroy the Material.

      11.9 Upon termination under the provisions of Clause 11.1 the Material will be available for collection by the Owner from NCC for 30 days from the date of termination. After such 30 day period NCC will destroy the Material.

      11.10 NCC may forthwith terminate this Agreement and destroy the Material if it is unable to trace the Owner having used all reasonable endeavours to do so.

12    Arbitration

      12.1 Any dispute arising under Clause 5.1.5 shall be referred to a panel of arbitrators ("the Panel") constituted as follows:

            12.1.1 the Owner and the Licensee shall each appoint one member; and

            12.1.2 the third member who shall act as chairman of the Panel shall be appointed by the President for the time being of the International Chamber of Commerce.

      12.2 The Owner and the Licensee shall pay the fees and disbursements of its own member and half the fees and disbursements of the chairman of the Panel.

      12.3 Should any member of the Panel die, become ill or incapacitated, resign or retire from his appointment, become disqualified from acting or otherwise cease to act as arbitrator before the dispute is resolved, he shall be replaced by a new member appointed by the party who appointed his predecessor.

      12.4 Upon the appointment of such new member, the proceedings shall not be held de nova but shall continue from the stage at which the previous member ceased to act.

      12.5 Proceedings under Clause 12 may be commenced by any party to a dispute by:

            12.5.1 serving upon the other or others notice of its intention to refer such dispute to arbitration and nominating a member of the Panel; and

            12.5.2 requesting the President of the International Chamber of
                   Commerce for the time being to appoint a chairman of the Panel.

      12.6  The Panel shall determine its own rules of procedure.

13    General

      13.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

      13.2 This Agreement represents the whole agreement relating to the escrow arrangements between the parties for the Package and supersedes all prior arrangements, negotiations and undertakings.

      13.3 All notices to be given to the parties under this Agreement shall be deemed to have been duly given or made when delivered personally or 7 days after posting of it sent by facsimile, 12 hours after despatch to the party to which such notice is required to be given or made under this Agreement addressed to the principal place of business, or for companies based in the UK, the registered office.

SCHEDULE 1

The Material

The source code of the Package known as [-7].

SCHEDULE 2

Material: Technical Information

The Material shall be supplied with details of the following:

      1 Details of the deposit: full name and version details, number of media items, media type and density, file or archive format, list or retrieval commands, archive hardware and operating system details.

      2     Name and functionality of each module/application of the Material.

      3     Names and versions of development tools etc.

      4 Documentation describing the procedures for building / compiling / executing / using the software (technical notes, user guides).

      5     Hardcopy directory listings of the contents of the media.

      6 Name and contact details of employee(s) with knowledge of how to maintain and support the Material.

SCHEDULE 3

Confidentiality Undertaking

This undertaking is given on release of the Material pursuant to an Escrow
Agreement dated [        ] between:

(1)   [-1] ("the Owner");

(2)   [-4] ("the Licensee"); and

(3)   NCC ESCROW INTERNATIONAL LIMITED ("NCC");

1 Definitions contained in the Escrow Agreement will apply to this undertaking.


4 of 6                                                    Version 1: August 1997

2 In consideration of NCC delivering the Material to the Licensee, the Licensee undertakes with the Owner and NCC:

      2.1 to use the Material only for the purpose of understanding, maintaining and correcting the Package exclusively on behalf of the Licensee;

      2.2 not to use the Material for any other purpose nor disclose it to any person save such of its employees or contractors who need to know the same in order to understand, maintain and correct the Package exclusively on behalf of the Licensee. In that event such contractors shall enter into a Confidentiality Undertaking direct with NCC in similar terms to this Undertaking;

      2.3 to hold all media containing the Material in a safe and secure environment when not in use; and

      2.4 forthwith to destroy the same should the Licensee cease to be entitled to use the Package.

SCHEDULE 4

NCC's Fees (St(pound))

--------------------------------------------------------------------------------
      DESCRIPTION                                  FEE       OWNER      LICENSEE
--------------------------------------------------------------------------------
1     Initial Fee (payable on completion of
      this Agreement)
--------------------------------------------------------------------------------
2     Annual Fee (payable on completion of
      this Agreement and on each anniversary
      thereafter)
--------------------------------------------------------------------------------
3     Update Fee (per update after the first
      4 updates per annum)
--------------------------------------------------------------------------------
4     Storage Fee (per annum, per cubic foot
      payable if the source code exceeds 1
      cubic foot)
--------------------------------------------------------------------------------
5     Liability Fee (per annum, (pound)100 per
      (pound)500,000 of liability exceeding
      (pound)500,000)
--------------------------------------------------------------------------------
6     Release Fee (plus NCC's reasonable
      expenses)                                               NIL         100%
--------------------------------------------------------------------------------

      1     All fees are subject to VAT where applicable*

      2     All fees are reviewed by NCC from time to time

      * only applicable to countries within the EU.

Signed on behalf of [-1]

Name
     --------------------------------------:------------------------------------
Position:
         ----------------------------------:              (Authorised Signatory)

Signed on behalf of [-4]

Name
     --------------------------------------:------------------------------------
Position:
         ----------------------------------:              (Authorised Signatory)

Signed on behalf of NCC ESCROW INTERNATIONAL LIMITED

Name
     --------------------------------------:------------------------------------
Position:
         ----------------------------------:              (Authorised Signatory)


Version 1: August 1997                                                    5 of 6

STD001Y2K.UK                           (C) NCC Escrow International Limited 1997

Any queries regarding this document should be directed to:

Contracts Administrator
NCC Escrow International Limited
Oxford House
Oxford Road
Manchester M1 7ED
England

Telephone: +44 (0) 161 242 2109
Fax:       +44 (0) 161 242 2275
E-mail:    escrow@ncc.co.uk

The following information is referenced within this agreement:

[-1] Owner's Name
[-2] Owner's Registered Office
[-3] Owner's Company Registration Number*
[-4] Licensee's Name
[-5] Licensee's Registered Office
[-6] Licensee's Company Registration Number*
[-7] Name Of Package

[INITIALS ILLEGIBLE]                                        [INITIALS ILLEGIBLE]
      20.3.98                                                     30.4.98